As filed with the Securities and Exchange Commission on October 14, 2008
Registration Number 333-148836

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADRENALINA
(Name of Small Business Issuer in its Charter)

Nevada	5600	20-8837626
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20855 NE 16 Avenue, Suite #C-16
Miami, Florida 33179
(Address and telephone number of principal executive offices)

Jeffrey Geller
President
20855 NE 16 Avenue, Suite #C-16
Miami, Florida 33179
(305) 770-4488
(Name, address and telephone number of agent for service)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 (2)	2,006,000	$1.05	$2,106,300	$82.78

Common Stock, par value $0.001	353,000	$1.05	$370,650	$13.87
Total	2,359,000			$96.65	(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2)	Represents shares issuable upon exercise of convertible debentures.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated October 14, 2008

ADRENALINA

2,359,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 2,359,000 shares of our common stock. The total number of shares sold herewith consists of: (i) 353,000 shares, and (i) 2,006,000 shares issuable upon conversion of convertible debentures. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

The selling stockholders may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is currently traded on the OTC Bulletin Board under the symbol AENA. On October 7, 2008, the last reported sale price for our common stock was $1.10 per share.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ___________, 2008.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Adrenalina is referred to throughout this prospectus as "Adrenalina," the “Company,” "we" or "us."

General

We operate a retail, entertainment, media and publishing company that is focused on the nature, and wellness lifestyle surrounding outdoor, adventure and extreme sports. We believe that we are the nation's first retailer to enhance the shopping opportunity with our mix of entertainment that includes the experience of our FlowRider®. Currently we have two stores that have open and anticipate opening 2 additional stores during 2008 and have signed leases for 4 stores scheduled to open during 2009.

During the six months ended June 30, 2008, we generated total revenues of $2,311,557 and we incurred a net loss of $ 4,268,288. During the fiscal year ended December 31, 2007, we generated total revenues of $3,253,871 and we incurred a net loss of $5,798,664.

Our principal executive office is located at 20855 NE 16 Avenue, Suite C-16, Miami, Florida and our telephone number at that address is (305) 770-4488.

Recent Financings

On December 3, 2007, we issued to two accredited investors our 5% Senior Secured Convertible Debentures in the principal amount of $3,000,000 (the “December Financing”), with quarterly interest payments commencing in January 2008. The principal amount under the debentures is payable to the investors in 18 monthly payments beginning on the 12 th month following the closing date of our offering. We may also elect to make principal and interest payments in shares of common stock if, generally, there is then an effective registration statement with respect to the shares issuable upon conversion of the Debentures. If we elect to make principal and interest payments in common stock, our conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due. The entire principal amount under the Debentures is due and payable 30 months after the closing date. Interest payments will be payable in cash quarterly commencing three months from the closing date.

On February 28, 2008, we issued to the same two investors additional debentures in the principal amount of $2,500,000 (the “February Financing”). The terms of the debentures issued in the February Financing are identical to the debentures issued in the December Financing, except that quarterly interest payments commence in May 2008.

At any time, the investors may convert these debentures into shares of common stock at a fixed conversion price of $0.75 (the “Conversion Price”), subject to adjustment in the event that we issue common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price.

Following the effective date of the registration statement filed of which this prospectus forms a part, we may force conversion of the debentures issued in the December Financing if the market price of our common stock is at least $2.75 for any 20 out of 30 consecutive trading days. We may also prepay the debentures in cash at 115% of the then outstanding principal provided there is a registration statement in effect with respect to the shares issuable upon conversion of the Debentures. These debentures rank senior to all of our current and future indebtedness and are secured by substantially all of our assets.

In connection with the December Financing and the February Financing, we also issued to these investors five-year warrants to purchase 4,000,000 and 3,333,333 shares of our common stock at $2.00 per share, respectively. The exercise price of these warrants is subject to full ratchet anti-dilution. As a result, if we issue securities at less than $1.38 per share, the exercise price of the warrants will be adjusted downward to such lower price.

As part of the December Financing, we also entered into a registration rights agreement with these investors that requires us to register all of the shares issuable upon conversion of the debentures (calculated by dividing the principal debenture amount by the conversion price) and exercise of the warrants. Since we failed to cause the registration statement to be declared effective within 180 days after the closing date, we became subject to liquidated damages. On August 12, 2008 we entered into a definitive agreement with the investors pursuant to which they waived any (i) cash payments due as liquidated damages and (ii) default on our part as a result of the non-effectiveness of the registration statement on timely basis in consideration for the issuance to them of 148,254 shares of our restricted common stock, valued at $1.00 per share.

This Offering

Shares offered by Selling Stockholders	Up to 2,359,000 shares, including 2,006,000 shares issuable upon conversion of convertible debentures

Common Stock to be outstanding after the offering	22,526,921*

Use of Proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3

* Based on the current issued and outstanding number of shares of 20,167,921 as of September 15, 2008, and assuming issuance of all 2,359,000 shares upon conversion of convertible debentures and exercise of warrants issued to the investors and the placement agent and registered herewith.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment.  Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

We have a limited operating history

We have a limited operating history. Prospective investors should be aware of the difficulties encountered by such new enterprises, as we face all of the risks inherent in any new business. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of the Company must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which we will be operating.

We have incurred significant losses to date and may continue to incur losses.

During the six months ended June 30, 2008, we generated total revenues of $2 ,311,557 and we incurred a net loss of $ $4,268,288. During the fiscal year ended December 31, 2007, we generated total revenues of $3,253,871 and we incurred a net loss of $5,798,664. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

Our current financial condition has raised doubt regarding our ability to continue as a going concern.

Our ability to continue operating as a going concern will depend on our ability to sell sufficient quantities of our products to generate gross revenues in excess of our required cash expenditures and, thereafter, to generate sufficient funds to allow us to effectuate our business plan. Further, to the extent that funds for our operations and business plan are required that exceed our gross revenues, our ability to continue operating as a going concern will also depend on our ability to obtain sufficient financing, whether in the form of debt or equity. We cannot provide any assurance that we will have sufficient sales or that sufficient financing will be available to us on terms or at times that we may require. Failure in any of these efforts may materially and adversely affect our ability to continue as a going concern.

If we are unable to obtain additional funding, we may have to reduce our business operations.

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products, that our cash on hand including the proceeds from a recent financing transaction will satisfy our operational and capital requirements for the next two months. However, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. We will also require additional financing to expand into other markets and further develop and market our products. Except for the warrants issued in our recent offerings, we have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing on commercially reasonable terms or at all will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. Our future capital requirements will depend upon many factors, including:

•	competing technological and market developments;

•	our ability to establish additional collaborative relationships; and

•	the effect of commercialization activities and facility expansions if and as required.

We have limited financial resources and to date no positive cash flow from operations. There can be no assurance that we will be able to obtain financing on acceptable terms in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors.

Our growth strategy depends on our ability to open and operate a significant number of new stores each year, which could strain our resources and cause the performance of our existing stores to suffer.

Our growth largely depends on our ability to open and operate new stores successfully. However, our ability to open new stores is subject to a variety of risks and uncertainties, and we may be unable to open new stores as planned, and any failure to successfully open and operate new stores would have a material adverse effect on our results of operations and on the market price of our common stock. We intend to continue to open a significant number of new stores in future years which will place increased demands on our operational, managerial and administrative resources. These increased demands could cause us to operate our business less effectively, which in turn could cause deterioration in the financial performance of our individual stores and our overall business. To the extent our new store openings are in markets where we already have stores, we may experience reduced net sales in existing stores in those markets.

In addition, as of September 15, 2008, we had signed approximately $35.6 million in construction and lease commitments for seven new stores scheduled to open over the next 18-months throughout the United States. Total lease commitments for our new and committed stores are approximately $30.4 million and expire through 2020. Therefore, successful execution of our growth strategy may require that we obtain additional financing, and we cannot assure you that we will be able to obtain that financing on acceptable terms or at all.

If we fail to effectively execute our expansion strategy, we may not be able to successfully open new store locations in a timely manner, if at all, which could have an adverse affect on our net sales and results of operations.

Our ability to open and operate new stores successfully depends on many factors, including, among others, our ability to:

•	identify suitable store locations, the availability of which is outside of our control;

•	negotiate acceptable lease terms, including desired tenant improvement allowances;

•	source sufficient levels of inventory at acceptable costs to meet the needs of new stores;

•	hire, train and retain store personnel;

•	successfully integrate new stores into our existing operations; and

•	identify and satisfy the merchandise preferences of new geographic areas.

In addition, many of our planned new stores are to be opened in regions of the United States in which we currently have few, or no, stores. The expansion into these markets may present competitive, merchandising and distribution challenges that are different from those currently encountered in our existing markets. Any of these challenges could adversely affect our business and results of operations.

Our business is dependent upon our being able to anticipate, identify and respond to changing fashion trends, customer preferences and other fashion-related factors; failure to do so could have a material adverse effect on us.

Customer tastes and fashion trends are volatile and tend to change rapidly. Our success depends on our ability to effectively anticipate, identify and respond to changing fashion tastes and consumer preferences, and to translate market trends into appropriate, saleable product offerings in a timely manner. If we are unable to successfully anticipate, identify or respond to changing styles or trends and misjudge the market for our products or any new product lines, our sales may be lower than predicted and we may be faced with a substantial amount of unsold inventory or missed opportunities. In response to such a situation, we may be forced to rely on markdowns or promotional sales to dispose of excess or slow-moving inventory, which could have a material adverse effect on our results of operations.

Because we rely on a limited number of suppliers, we may experience difficulty in meeting our customers’ demands for our products in a timely manner or within budget.

We currently purchase our products from a variety of outside sources. Some of these products may only be available to us through a few sources, however, management has identified alternative materials and suppliers should the need arise. We do not have long-term agreements with any of our suppliers.

Consequently, in the event that our suppliers delay or interrupt the supply of products for any reason, we could potentially experience higher product costs and longer lead times in order fulfillment.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operations, or financial condition.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  Currently, we believe these two requirements will apply to our annual reports for fiscal 2008 and 2009, respectively.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance during fiscal 2008 and on an ongoing basis.  It is difficult for us to predict how long it will take to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in the corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain and maintain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Unauthorized disclosure of sensitive or confidential customer information could harm the Company’s business and standing with our customers.

The protection of our customer, employee and Company data is critical to us. The Company relies on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential customer information, such as payment card and personal information. Despite the security measures the Company has in place, its facilities and systems, and those of its third party service provider, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information, whether by the Company or its vendors, could damage our reputation, expose us to risk of litigation and liability, disrupt our operations and harm our business.

We may be subject to claims and our insurance may not be sufficient to cover damages related to those claims.

We may be subject to lawsuits resulting from injuries associated with the use of sporting goods equipment that we sell. In addition, we may also be subject to lawsuits relating to the design, manufacture or distribution of our private label products. Additionally, we may incur losses relating to these claims or the defense of these claims and there is a risk that claims or liabilities will exceed our insurance coverage and we may be unable to retain adequate liability insurance in the future. Although we have entered into product liability indemnity agreements with many of our vendors, we cannot assure you that we will be able to collect payments sufficient to offset product liability losses or in the case of our private label products, collect anything at all.

If we cannot compete effectively, we will lose business.

The market for our products, services and solutions is positioned to become competitive. There are technological and marketing barriers to entry, but we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against future competitors. The principal competitive factors in this market include:

•	Ongoing development of enhanced technical features and benefits;
•	Reductions in the manufacturing cost of competitors’ products;
•	The ability to maintain and expand distribution channels;
•	Brand name;
•	The ability to deliver our products to our customers when requested;
•	The timing of introductions of new products and services; and
•	Financial resources.

These and other prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional products competitive to those we provide or plan to provide.

Continued failure to maintain effective disclosure controls and internal controls over financial reporting may adversely affect the price of our common stock.

Based on an evaluation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) and our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934, as amended) required by paragraph (b) and (d) of Rule 13a-15 or Rule 15d-15, as of December 31, 2007, our Chief Executive Officer and Chief Financial Officer have concluded that as of December 31, 2007, we did not have effective (i) disclosure controls and procedures, or (ii) internal control over financial reporting. The continuing failure on our part to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  In addition, management's assessment of disclosure controls and procedures and internal controls over financial reporting may continue to identify weaknesses and conditions that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Risks Relating to Our Current Financing Arrangements:

The variable price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

On December 3, 2007, and February 28, 2008, we issued to two accredited investors our 5% Senior Secured Convertible Debentures in the principal amount of $3,000,000 and $2,500,000, respectively. The entire principal amount under the Debentures is due and payable 30 months after each respective closing date.  Current interest payments are payable in cash quarterly until the effective date of the registration statement of which this prospectus forms a part.  In addition, we are required to make 18 equal monthly principal cash payments of the then unconverted principal balance commencing December 2008 and March 2008, respectively. We may elect to make such interest or principal payments in shares of common stock provided, generally, that we are not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.  If we elect to make interest payments in common stock, the conversion rate will be the lesser of (a) $0.75 or (b) 88% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a payment is due.

If we are unable to make payments in cash, we must make those payments in shares of our common stock at a discount to the market price of our common stock. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases.

The lower the stock price, the greater the number of shares issuable under the convertible debentures.

If we elect to make periodic principal and interest payments in stock in lieu of cash (or are unable to make cash payments), the number of shares issuable upon conversion of the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.

The issuance of our stock upon conversion of the convertible debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The convertible debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

Risks relating principally to our common stock and its market value:

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

You may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our stock is deemed to be penny stock.

Our stock is currently traded on the OTC Bulletin Board and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	our failure to earn revenues or profits;

(d)	inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e)	inadequate capital to continue business;

(f)	changes in demand for our products and services;

(g)	rapid and significant changes in markets;

(h)	litigation with or legal claims and allegations by outside parties;

(i)	insufficient revenues to cover operating costs.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling security holders herewith.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information herein contains forward-looking statements. All statements other than statements of historical fact made herein are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Overview

Adrenalina is a retail-entertainment, media and publishing company that is focused on the nature and lifestyle surrounding extreme sports and outdoor adventures. We believe that we are also the nation's first and only retailer that has enhanced the retail shopping experience, with our particular mix of shopping and entertainment that includes the FlowRider®. Currently we have two stores open and anticipate opening one additional store during 2008, have signed leases for 5 stores scheduled to open during 2009 and signed a lease for one store in 2010.

Historically we were considered a media company which produced the show “Adrenalina” primarily in Latin America. However over the last twelve months we have moved away from our original focus and placed a greater emphasis on our retail stores, with current plans of expanding into new markets throughout the United States. During 2008 we will continue our transformation to a retail focused operation. Although we will continue to produce our television show we will no longer receive any material revenues related to its production. Instead our focus will be on getting the show as much air time as possible in an effort to increase our brand awareness and to put us in front of our targeted audience.

We expect the next 12 months to be our most challenging as we transform our operations and expand into new markets. We are also going to face extreme financial pressure as we continue the construction of our Tampa and Dallas stores and start building out our stores in Atlanta, Denver Houston and Rutherford, New Jersey. Each of these endeavors will take significant cash to open and currently we do not have sufficient financial capacity to fund their openings.

Also, during 2008 we anticipate that our current trend of losses will continue and may exceed our losses incurred during 2007; these continued losses are a direct result of greater pressures put on our existing employees which may in turn lead to greater turnover, coupled with the fact that we may not be able to find suitable employee and replacements for key personnel for our growth strategy. We may also face additional delays in opening our new stores, and if they are not completed on time then we may miss our fourth quarter retail sales opportunities. We may additionally face economic pressures if our sales in our new markets do not meet up to our anticipated results, because of the continued pressure placed on our buying capacity from a declining currency or our customers ability to purchase our products because of a decline in their disposable income.

We are however, developing additional channels to make our products available throughout the rest of the world with our wholesale and internet operations. During 2007 our total wholesale and internet operation were not material to our financial results. We believe that these segments will turn during 2008 and expect to see our sales in these areas increase, which in turn will help provide us with some of the cash flows that will be necessary to support our operations.

While many of our competitors are slowing their expansion because of recent declines in the national retail sales, we believe that now is the time to push into new markets which will be key for our future success. While recent trends have softened the real estate market we believe that incentives offered by lessors will help to off-set most of our construction and development costs during 2008 and 2009.

Critical Accounting Policies and Estimates

We have prepared our financial statements in conformity with U.S. generally accepted accounting principles, and these financial statements necessarily include some amounts that are based on our informed judgments and estimates. Our senior management has discussed the development and selection of these critical accounting estimates, and the disclosure in this section of this report regarding them, with the Board of Directors. Our significant accounting policies are discussed in Note 1 of Notes to Consolidated Financial Statements. Our critical accounting policies represent those policies that are subject to judgments and uncertainties. As discussed below, our financial position and results of operations may be materially different when reported under different conditions or when using different assumptions in the application of these policies. In the event estimates or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. Our critical accounting policies include:

Merchandise Inventories—Merchandise inventories are valued at the lower of cost or market, with cost determined using a weighted average method. Included in our cost basis are costs incurred in making inventories available for sale in our stores, such as freight and other distribution costs. We utilize perpetual inventory records to value inventory in our stores. Physical inventory counts are performed during each fiscal quarter and we adjust our perpetual records based on the results of the physical counts. Cost is calculated based upon the purchase order cost of an item at the time it is received by us, reconciled to actual vendor invoices, and also includes the cost of warehousing, handling, purchasing, and transporting the inventory to the stores. The cost of warehousing, handling, purchasing, and transporting, as well as vendor allowances, are recognized through cost of sales when the inventory is sold.  Due to systems limitations, it is impracticable for us to assign specific costs and allowances to individual units of inventory. As such, to properly match net costs against the related revenues, we must use all available information to appropriately estimate the costs and allowances to be deferred and recognized each period. Our estimate of when inventory is sold affects the deferral, and subsequent income statement recognition, of costs incurred in preparing inventory for sale and represents the most significant estimate in that calculation; any changes in this estimate could have a material impact on the financial statements.  Vendor allowances, which primarily represent volume rebates and cooperative advertising funds, are recorded as a reduction of the cost of the merchandise inventories. We earn vendor allowances as a consistent percentage of certain merchandise purchases with no minimum purchase requirements. We d0 not have any vendor allowance programs that are based on purchase volume milestones.

We maintain a provision for estimated shrinkage based on the actual historical results of our physical inventories. We compare our estimates to the actual results of the physical inventory counts as they are taken and adjust the shrinkage estimates accordingly. We also record adjustments to the value of inventory equal to the difference between the carrying value and the estimated market value, based on assumptions about future demand.

Film Costs— We account for our film costs and related revenues (“film accounting”), in accordance with the guidance in SOP 00-2, which requires the exercise of judgment related to the film’s ultimate revenues. Our current film costs consist of the costs of completed television episodes, which are reflected at the lower of cost, less accumulated amortization, or fair value. Prior to release, we estimate our ultimate revenues for each film based on factors such as our historical performance of similar films. On a annual basis we evaluate and update our estimates based on information available on the progress of the film’s production and, upon release, the actual results of each film. Changes in our estimate of the ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on the financial results for that period.

Intangible Assets— We perform annual impairment tests of our intangible assets by comparing the book values of our reporting units to their estimated fair values. The estimated fair values of our reporting units are computed using estimates that include a discount factor in valuing future cash flows. There are assumptions and estimates underlying the determination of fair value and any resulting impairment loss. Another estimate using different, but still reasonable, assumptions could produce different results.

Revenue Recognition

Retail Items— Revenue from sales of our merchandise is recognized at the time of the merchandise sale Revenue is presented net of sales taxes collected. We allow for merchandise to be returned under most circumstances and provide for a reserve of estimated returns. Additionally, retail revenue includes income from our point-of-sale attraction, Flow Rider ® revenue, which is recorded at the time services are provided to the end user.

Gift card — We record a gift card liability on the date we issue the gift card to the customer. We record revenue and reduce the gift card liability as the customer redeems the gift card. Gift card breakage is recorded as revenue based on an estimated amount of gift cards that are expected to go unused that are not subject to escheatment.

Film — Revenue from our entertainment series are recognized when we have persuasive evidence of a sale or licensing arrangement; the film is complete and has been delivered or is available for immediate and unconditional delivery and the license period of the arrangement has begun.

Publishing — We record magazine advertising revenues and subscriptions at the magazine cover date. Our magazine sales revenues are primarily generated from bulk orders from retail outlets such as newsstands, supermarkets and convenience stores. Revenues from bulk sales are recorded when the magazines are placed with the vendor, less an allowance for returns, based on our historical performance of that magazines closed sales, or on a cash basis if we have limited or no history of returns.

Internet Sales — Revenue from internet sales are recognized upon estimated receipt by the customer.

Barter — From time to time and in the normal course of operations we enter into various barter transactions whereby, we exchange programming product for advertising time that we can use or resell. Generally, this advertising time is provided to us by broadcasting companies in the United States and Central and South America. For all recorded barter transactions we record the fair value of the related programming products based on comparable arrangements in the broadcast areas or from our existing contracts. These transactions are accounted for at the time the programming is broadcast and the advertising is used.

Beneficial Conversion and Warrant Valuation — We account for our convertible debentures with beneficial conversion features, in accordance with EITF No. 98-5 , Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments . The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt instruments that have conversion features at fixed rates that are in the money when issued and the fair value of warrants issued in connection with those instruments as a discount to the debt. The discounts recorded in connection with the BCF and warrant valuation are recognized as non-cash interest expense over the term of the instruments.

The valuation of the warrants and conversion feature require us to make certain estimates about their fair value. If actual results differ from estimated results and these notes and warrants convert to common stock, then the differences on the date of conversion could be material to our financial position.

Income Taxes— We record income tax expense using the liability method for taxes and are subject to income tax in many jurisdictions and localities. As necessary, our current tax liability or asset is recognized for the estimated taxes payable or refundable on the tax returns for the current year and a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Also a valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. If different assumptions had been used, our tax expense, assets, and liabilities could have varied from recorded amounts. If actual results differ from estimated results or if we adjust these assumptions in the future, we may need to adjust our deferred tax assets or liabilities, which could impact our effective tax rate.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) will significantly change the financial accounting and reporting of business combination transactions. SFAS No. 141(R) establishes the criteria for how an acquiring entity in a business combination recognizes the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder's fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. The Company has previously acquired ownership interest in several entities and may continue to do so in the future. The Company expects that the implementation of SFAS No. 141(R) will not have a material effect on its consolidated financial statements at the date of adoption.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements - an amendment of ARB No. 51. SFAS No. 160 requires the Company to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the implementation of SFAS No. 160 to have a material impact on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company does not expect the implementation of SFAS No. 161 to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets.” The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under FAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under FAS No. 141, “Business Combinations.” The FSP is effective for fiscal years beginning after December 15, 2008, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The FSP is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

In May 2008 the FASB issued FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” APB 14-1 requires the issuer to separately account for the liability and equity components of convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The guidance will result in companies recognizing higher interest expense in the statement of operations due to amortization of the discount that results from separating the liability and equity components. APB 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting APB 14-1 on it consolidated financial statements.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

General

Restatement

During the third quarter of 2008, the Company discovered errors in their previously issued financial statements as of December 31, 2007, March 31, 2008 and June 30, 2008 related to the accounting for the Beneficial Conversion Features on their November and February convertible debt issues. These errors occurred because the Company incorrectly applied a marketability discount to the market value of their common stock based on a limited history and insufficient trading volume, which was then used to calculate the fair value of the embedded instruments. The correction these errors resulted in the reduction in the carrying amount of the debt due to an increase in the debt discount and an increase in the equity by approximately $1,698,000 and $1,455,000 from their November and February convertible debt issues, as well as an understatement of their non-cash interest expense and net loss by approximately $31,700 and $286,800 as of December 31, 2007 and June 30, 2008.

These errors were accounted for as a prior period adjustment in accordance with Statement of Financial Accounting Standard (SFAS) No. 154, “Accounting for Changes and Error Corrections”.  As a result, we have restated our year-end December 31, 2007 and interim period June 30, 2008 consolidated statements of operations, cash flows and equity.

Year end December 31, 2007

Prior Period Adjustment —   During the preparation of the 2007 financial statements, we discovered an error in prior period related to the accounting for film costs.  This error occurred because we inadvertently included excess income in our calculation of expected Ultimate Revenue.  This error resulted in the overstatement of our 2006 film costs and the understatement of our net loss by approximately $621,000.

This error was accounted for as a prior period adjustment in accordance with Statement of Financial Accounting Standard (SFAS) No. 154, “Accounting for Changes and Error Corrections”.  As a result, we have restated our December 31, 2006 consolidated statements of operations, cash flows and equity.

Year end December 31, 2006

Goodwill Impairment — During 2006, we temporarily stopped publication and distribution of our magazine Extremo Surf after the first two quarter sales fell below our anticipated results. Although we believe this decline was not permanent, the decreased sales coupled with the near-term financial forecasts, resulted in an estimated fair value that was considerably lower than the carrying value of our reporting unit.  As a result we impaired the full value of goodwill related to the purchase of the magazine in the amount of $97,500.

Our fair value assessment was based on a combination of present value cash flow analysis, observable earnings multiples of other publicly-traded specialty retail companies, and use of earnings multiples resulting from market transactions of other specialty retail companies.

Results of Operations

The following table sets forth for the fiscal years ended December 31, 2007 and 2006, the percentage relationship to net sales of each line item of our consolidated statements of operations. This table should be read in conjunction with the following discussion and with our consolidated financial statements, including the related notes.

	2007	2006
Net sales	100.0%	100.0%
Cost of sales	69.7	49.2
Gross profit	30.3	50.8
Payroll and employee benefits	64.6	40.7
Occupancy expense	59.1	33.1
Marketing and advertising	16.3	20.2
Professional fees	13.6	16.7
Other selling, general and administrative	10.1	7.6
Depreciation and amortization	40.8	58.2

Operating loss	(178.2)	(225.7)
Interest expense	5.0	—
Other (income) and expense, net	(3.9)	(3.4)
Net loss	(178.2)%	(229.1)%

Results of Reporting Lines

We classify our business interests in three reportable lines:

Retail sales from our stores which focus on extreme sports and adventure themed clothing and merchandise; Entertainment which is comprised of theatrical and TV films as well as musical productions and distribution; and Publishing which is made up of publications centered around the life styles of extreme sports enthusiasts and alternative music trends.

The following table sets forth the percentage relationship of net sales to costs of sales for each of our reporting lines in our condensed consolidated statements of operations. This table should be read in conjunction with the following discussion and with our consolidated financial statements, including the related notes.
	For the six months ended
	June 30,	June 30,
(Amounts in thousands of dollars)	2008	2007
Retail Sales	$2,190	972
Cost of sales	$1,189	492
Gross profit	45.7%	49.4%

Entertainment	$35	476
Cost of sales	$20	531
Gross profit	42.9%	(11.6)%

Publishing	$87	92
Cost of sales	$141	228
Gross profit	(62.7)%	(147.8)%

Total Sales	$2,312	1,540
Cost of sales	$1,350	1,251
Gross profit	42.0%	18.8%

The following table sets forth for the fiscal years ended December 31, 2007 and 2006, the percentage relationship net sales to costs of sales for each of our reporting lines in our consolidated statements of operations. This table should be read in conjunction with the following discussion and with our consolidated financial statements, including the related notes.

(Amounts in thousands of dollars)	2007	2006
Retail Sales	2,401	423
Cost of sales	1,451	243
Gross profit	39.6%	42.5%

Entertainment	666	1,788
Cost of sales	488	624
Gross profit	26.7%	65.1%

Publishing	187	163
Cost of sales	328	301
Gross profit	(75.4)%	(84.6)%

Total Sales	3,254	2,374
Cost of sales	2,268	1,168
Gross profit	30.3%	50.8%

Results of Operations

Three Month Periods Ended  June 30,  2008 and 2007

Net Revenues. Net revenues for the three months ended June 30, 2008 increased $ 517,300 or 76.4 % as compared to the three months ended June 30, 2007, primarily due to increased volume in retail operations as we had an additional store which opened in December 2007. Revenues from our retail stores amounted to $ 1,124,600 for the three months ended June 30, 2008 as compared to $ 519,800 for the three months ended June 30, 2007 resulting in an increase of $ 604,800 or 116.4%. Revenues from entertainment and publishing were $18,200 and $ 52,000 for the three months ended June 30, 2008 as compared to $ 112,300 and $ 45,400 for the three months ended June 30, 2007; resulting in a total decrease of $ 87,500 in entertainment and publishing revenue from the same period in 2007. This decrease is attributable to a shift in corporate strategy from a film based entertainment company to one focused on expanding its revenue base primarily through merchandise sales and entertainment via retail operations nationwide.

Gross Margin . Our Gross Margin for the three months ended June 30, 2008 increased $ 413,300 to $556,100 from $ 142,800 for the three months ended June 30, 2007. This increase of 289.3% is principally due to a greater volume of retail sales as media entertainment activity decreased.

Payroll and Employee Benefits. Payroll and employee benefits increased to $ 684,100 for the three months ended June 30, 2008 from $390,400 for the three months ended June 30, 2007, an increase of $ 293,700 or 75.2%. This increase is primarily attributable to additional employees to support the retail operations and an increase in support personnel in anticipation of increased operations.

Occupancy Expense. Occupancy expense includes rent, utilities, insurance and other costs necessary for the occupancy of the stores and main office. During the three months ended June 30, 2008 this cost increased to $769,700 from $173,800 or 342.9% from the three months ended June 30, 2007. This increase is primarily due to an increase in rent expense related to the additional leases signed by us during the fourth quarter of 2007 and our second store which opened during December 2007, as well as an increase in our rent expense of $620,600 during the three months ended June 30, 2008 as compared to zero for the three months ended June 30, 2007.

Other Selling, General and Administrative Expenses. Other Selling, general and administrative expenses are primarily made up of marketing and advertising expenses, professional fees, bad debt expense , amortization expense, depreciation expense and costs related to maintaining our patents and trademarks. For the three months ended June 30, 2008 these costs increased by $15,200, a increase of 2.6% from the three months ended June 30, 2007. This change was mainly comprised of additional professional fees of $277,200, related to our annual audit, residual merger related expenses and registration statement expenses, offset by a decrease in amortization expense on our film products of $149,800 and a decrease in marketing and advertising of $72,000 from the three months ended June 30, 2007.

Net Loss. The net loss for the three months ended June 30, 2008 increased to $1,977,500from $1,002,100 for the three months ended June 30, 2007, an increase of $975,400 or 97.3%. This increase is primarily due to increased interest expense of $505,900 from our convertible debentures from amortization of the debt discount and an increase in our rent expense of $620,600 related to the leases we signed during the fourth quarter of 2007.

Six Months Ended June 30, 2008 compared to June 30, 2007

Net Revenues. Net revenues for the six months ended June 30, 2008 increased $771,800 or 50.1% as compared to the six months ended June 30, 2007, primarily due to increased volume in retail operations as we had an additional store opened in December 2007. Revenues from our retail stores amounted to $2,189,800 for the six months ended June 30, 2008 as compared to $971,700 for the six months ended June 30, 2007 resulting in a increase of $1,218,100 or 125.4%. Revenues from entertainment and publishing amounted to $34,800 and $86,900 for the six months ended June 30, 2008 as compared to $476,400 and $91,600 for the six months ended June 30, 2007; resulting in a decrease of $446,300 in entertainment and publishing revenue from the same period in 2007. This decrease is attributable to a shift in corporate strategy from a film based entertainment company to one focused on expanding its revenue base primarily through merchandise sales.

Gross Margin. Gross Margin for the six months ended June 30, 2008 increased $672,600 to $961,800 from $289,200, for the six months ended June 30, 2007. This increase of 232.6% from the six months ended June 30, 2008 is principally due to a greater volume of retail sales as media entertainment activity decreased.

Payroll and Employee Benefits. Payroll and employee benefits increased to $1,130,600 for six months ended June 30, 2008 from $843,200 for the six months ended June 30, 2007, an increase of $287,400 or 34.1%. This increase is primarily related to our expansion into new stores.

Occupancy Expense. Occupancy expense includes rent, utilities, insurance and other costs necessary for the occupancy of the stores and main office. During the six months ended June 30, 2008 this cost increased to $1,739,400 from $458,300 for the six months ended June 30, 2007. This increase is primarily attributable to the increase in rent expense related to the additional leases signed. Rent expense for the six months ended June 30, 2008 was $1,428,000. For the six months ended June 30, 2008 occupancy expense increased $1,281,000 or 279.5%.

Other Selling, General and Administrative Expenses. Other Selling, general and administrative expenses are primarily made up of marketing and advertising expenses, professional fees, bad debt expense, amortization expense, depreciation expense and cost related to maintaining our patents and trademarks. For the six months ended June 30, 2008 these costs decreased by $51,800, or 4.3% verse the six months ended June 30, 2007. This increase was mainly comprised of additional professional fees of $426,300, related to our annual audit, residual merger related expenses and registration statement expenses, partially offset by a decrease in the amortization expense of our film costs of $299,700 versus the six months ended June 30, 2007.

Net Loss. The net loss for the six months ended June 30, 2008 increased to $4,268,300 from $2,224,100 for the six months ended June 30, 2007, an increase of $2,044,200 or 91.9%. This increase is primarily due to an increased interest expense of $1,132,000 on our convertible debentures, an increase in our rent expense of $1,428,000 offset by an increase in our gross margin of $673,000. This overall increase is primarily attributable to a change in our focus on retail stores as we expand our operations.

Years Ended December 31, 2007 and 2006

Net Revenues. Net revenues for the year ended December 31, 2007 increased $879,900 or 37.1% as compared to 2006, primarily due to increased volume in retail operations. During December 2007, we opened a new store in Miami, Florida. Revenues from our retail stores amounted to $2,401,200 for the year ended December 31, 2007 as compared to $422,900 for the year ended December 31, 2006 resulting in a total increase of $1,978,300. Revenues from entertainment and publishing amounted to $666,000 and $186,600 for the year ended December 31, 2007 as compared to $1,788,300 and $162,800 for the year ended December 31, 2006; resulting in a total decrease of $1,098,500 in entertainment and publishing revenue from the same period in 2006. This decrease is attributable to a shift in corporate strategy from a film based entertainment company to one focused on expanding its revenue base primarily through merchandise sales and entertainment via retail operations nationwide.

Gross Margin Our gross margin for the year ended December 31, 2007 decreased $216,000 from $1,206,100 for the year ended December 31, 2006. The change in our gross margin is principally due to greater emphasis on retail sales that generate lower margins as media entertainment activity decreased.

Payroll and Employee Benefits. Payroll and employee benefits increased from $966,500 for the year ended December 31, 2006 to $2,100,800 for the year ended December 31, 2007, an increase of $1,134,300 or 117.4%. This increase is primarily attributable to the additional employees to support the retail operations and the hiring of personnel to support the current and anticipated increase in operations. During this period our total payroll increased by $1,123,800 which was 116.6% increase over the previous year and represented 99.1% of the total increase in payroll and employee benefits.

Occupancy Expense. Occupancy expense includes rent, utilities, insurance and other costs necessary for the occupancy of the stores and main office. During the year ended December 31, 2007 this cost increased $1,137,600 from $785,800 primarily due to the increase in rent expense related to the five additional leases signed by us during the fourth quarter of 2007. For the year ended December 31, 2007 rent expense increased $1,168,100 an increase of 364.2%. Additionally during this same period utility costs increased by $63,600, a 169.3% increase over the previous year which was attributed to our second store opening in Miami, Florida.

Other Selling, General and Administrative Expenses. Other Selling, general and administrative expenses for the year ended December 31, 2007 is primarily made up of marketing and advertising expenses, professional fees, bad debt expense and cost related to maintaining our patents and trademarks. For the year ended December 31, 2007 these costs increase by $229,700, an increase of 21.4%. Our cost increase for the current year was due to bad debt expense of $54,900 a 100% increase, marketing and advertising which increase by $50,000 a 10.4% increase and professional fees which increased by $46,500 a 11.7% increase over the previous year.

Net Loss. The net loss for the year ended December 31, 2007 increased to $5,798,700 from $3,065,700 for the year ended December 31, 2006, an increase of $2,733,000 or 89.1%. This increase is primarily due to our change in focus on retail sales which have lower margins and our increases in cost related to an additional store during 2007.

 Plan of Operation

Currently we do not believe that the Company will be able to generate any significant cash flow during the coming year to fund our planned expansion or to fund our current operations. However, under our current model of funding operations through capital contributions and debt we believe that we can sustain ourselves for the next twelve months. Currently we are seeking additional outside funding to keep the business operational beyond 2008; however there is no assurance additional debt or capital will be available to us on acceptable terms.

Liquidity and Capital Resources

As of June 30, 2008, the Company's current liabilities exceeded its current assets by $1,664,000. This is mainly due to retail operations under construction where the current liability is incurred during the purchase of a long term asset. At June 30, 2008, there were $998,500 in current liabilities for properties under construction.

As of June 30, 2008, the Company has cash and cash equivalents of $ 329,200 and net accounts receivable of $ 120,100, which provided available capital for operations primarily from the proceeds of the debt incurred by the Company during February 2008. The lack of available cash from the operations of the Company has an adverse impact on the Company's liquidity, activities and operations. Without realization of additional capital, it would be unlikely for the Company to execute its business plan. Management is seeking additional working capital through additional debt or equity private placements, additional notes payable to banks or related parties, or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company , if at all.

During February 2008, we issued to three accredited investors our 5% Senior Secured Convertible Debentures in the principal amount of $2,500,000. The proceeds of that offering have already been used in connection with new store openings and equipment purchases. In addition, as of June 30, 2008, we had signed commitments to purchase equipment, build out our new store locations and committed under our lease agreements in excess of $ 45.4 million. Without additional funding, and the rapid generation of significant cash flow from operations, we will likely be unable to meet these commitments and we may have to curtail our operations. We are looking for additional funding which may or may not become available to us on acceptable terms. Any such funding may be in the form of equity and/or debt financing and will likely dilute the ownership interest of our current shareholders.

Net cash flows used in operating activities for the six months ended June 30, 2008 were $ 287,600 as compared to net cash used in operating activities of $ 1,435,300 for the six months ended June 30, 2007. For the six months ended June 30, 2008, our net loss amounted to $ 4,268,288, which included a non-cash adjustment due to depreciation and amortization of $1,080,900. Changes in assets and liabilities provided $1,402,400 in cash . For the six months ended June 30, 2007 our net loss amounted to $ 2,224,100, which included a non-cash adjustment due to depreciation and amortization of $ 487,200. Changes in assets and liabilities provided $ 301,600 in cash.

Net cash flows used in investing activities for the six months ended June 30, 2008 was $ 2,808,100 as compared to $ 1,773,800 for the six months ended June 30, 2007. For the six months ended June 30, 2008 and 2007 our net cash used in investing activities was primarily attributable to the purchase of property and equipment for our retail operations. Additionally during the six months ended June 30, 2008 we purchased and sold available for sale securities. Our securities held at the end of the quarter were approximately $ 13,000.

Net cash flows provided by financing activities the six months ended June 30, 2008 were $2,980,100 as compared to $3,040,900 for the six months ended June 30, 2007. This cash provided by financing activities in the six months ended June 30, 2008 was primarily attributable to proceeds of $2,500,000 related to the issuance of convertible debentures. The cash provided by financing activities in the six months ended June 30, 2007 was primarily attributable to proceeds of $4,433,000 from related party notes.

Contractual Obligations

All of our significant contractual obligations are recorded on our Consolidated Balance Sheets or disclosed in our Notes to Consolidated Financial Statements.

We do not typically enter into off-balance sheet arrangements, except for arrangements related to operating lease commitments, service contract commitments, and letters of credit, as disclosed in the table below. Neither do we typically issue guarantees to third parties.

As of September 15, 2008, our signed-contractual obligations were as follows:

	Payments Due By Fiscal Year
		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(in thousands)
Operating lease commitments (1)	$30,385	$2,887	$6,547	$6,471	$14,480
Capital commitments (2)	5,258	1,538	3,720	—	—
Total debt (3)	8,795	2,167	4,275	2,353	—
Interest payments (4)	922	410	390	122	—
	$45,360	$7,002	$14,932	$8,946	$14,480

(1)  Our operating lease commitments generally include non-cancelable leases for property and equipment used in our operations. Excluded from our operating lease commitments are amounts related to insurance, taxes, and common area maintenance associated with property and equipment.

(2)  Capital commitments primarily include the current stores under lease, whereas we estimate our construction for signed and unsigned contracts will be approximately $905,000 per location. These commitments also include current obligations due under our agreement with FlowRider®. Values within the capital commitments line item were calculated based on the time period remaining in the contract or to the earliest possible date of termination, if permitted to be terminated by us upon notice, whichever is shorter.

(3)  Debt obligations represent legally binding scheduled principal payments of our long-term debt.

(4)  Interest payments associated with long-term debt including our senior secured convertible loan, and our shareholder loan.

Additional information regarding our long-term debt and commitments and contingencies is provided in Note 7 of Unaudited Notes to Condensed Consolidated Financial Statements as of June 30, 2008.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Seasonality

Our business may become highly seasonal, with higher sales in the third and fourth fiscal quarters. For the last fiscal year, our fourth quarter, which includes the Christmas selling season, accounted for approximately 26.5% of our total retail sales.

RECENT FINANCING

December 2007 Financing

On December 3, 2007, we issued to two accredited investors our 5% Senior Secured Convertible Debentures in the principal amount of $3,000,000 (the “December Financing”), with quarterly interest payments commencing in February 2008. The principal amount under the debentures is payable to the investors in 18 monthly payments beginning on the 12 th month following the closing date of our offering. We may also elect to make principal and interest payments in shares of common stock if, generally, there is then an effective registration statement with respect to the shares issuable upon conversion of the Debentures. If we elect to make principal and interest payments in common stock, our conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due. The entire principal amount under the Debentures is due and payable 30 months after the closing date. Interest payments will be payable in cash quarterly commencing three months from the closing date.

Also at any time, the investors may convert these debentures into shares of common stock at a fixed conversion price of $0.75, subject to adjustment in the event that we issue common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price (the “Conversion Price”).

Following the effective date of the registration statement filed of which this prospectus forms a part, we may force conversion of the Debentures if the market price of our common stock is at least $2.75 for any 20 out of 30 consecutive trading days. We may also prepay the debentures in cash at 115% of the then outstanding principal provided there is a registration statement in effect with respect to the shares issuable upon conversion of the Debentures.

These debentures rank senior to all of our current and future indebtedness and are secured by substantially all of our assets.

In connection with the financing transaction, we also issued to these investors five-year warrants to purchase 4,000,000 shares of our common stock at $2.00 per share. The exercise price of these warrants is subject to full ratchet anti-dilution. As a result, if we issue securities at less than $1.38 per share, the exercise price of the warrants will be adjusted downward to such lower price.

As part of the December Financing, we also entered into a registration rights agreement with these investors that requires us to register all of the shares issuable upon conversion of the debentures (calculated by dividing the principal debenture amount by the conversion price) and exercise of the warrants. Since we failed to cause the registration statement to be declared effective within 180 days after the closing date, we became subject to liquidated damages. On August 12, 2008 we entered into an agreement with the investors pursuant to which they waived any (i) cash payments due as liquidated damages and (ii) default on our part as a result of the non-effectiveness of the registration statement on a timely basis in consideration for the issuance to them of 148,254 shares of our restricted common stock valued at $1.00 per share.

The value of the two million, six thousand shares underlying the debentures that are being registered herewith is approximately $3,610,800 based on the market price of our common stock on the date of the sale of the debentures.

February 2008 Financing

On February 28, 2008, we issued to the same investors as those involved in the December Financing our Original Issue Discount 5% Senior Secured Convertible Debentures in the principal amount of $2,500,000 (the “February Financing”), with quarterly interest payments commencing in May 2008. The principal amount under the debentures is payable to the investors in 18 monthly payments beginning on the 12 th month following the closing date of our offering. We may also elect to make principal payments in shares of common stock if there is then an effective registration statement with respect to the shares issuable upon conversion of the Debentures. If we elect to make principal payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due.

The entire principal amount under the Debentures is due and payable 30 months after the closing date. Interest payments will be payable in cash quarterly commencing three months from the closing date.

Also at any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.75, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement of which this prospectus forms a part, the Company may force conversion of the Debenture if the market price of the common stock is at least $2.75 for any 20 out of 30 consecutive trading days. The Company may also prepay the Debentures in cash at 115% of the then outstanding principal provided there is a registration statement in effect with respect to the shares issuable upon conversion of the Debentures.

The Debentures rank senior (along with the debentures issued in December 2007 discussed above) to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

In connection with the financing transaction, the Company issued to the investors five-year warrants to purchase 3,333,333 shares of the Company’s common stock at $2.00 per share.

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the Debentures and exercise of the warrants on the later of (a) the 45 th calendar day following the closing date of the offering and (b) the 30 th calendar day following the date that the Company’s registration statement in connection with an offering made in November 2007 is declared effective by the Securities and Exchange Commission. If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (180 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay until the three month anniversary liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that the Company fails to attain a timely filing or effectiveness, as the case may be. From the three month anniversary of the closing date liquidated damages will be lowered to 1.5% per month.

The debentures issued in the December Financing and the February Financing, are subject to full ratchet anti-dilution protection until the first anniversary of the issuance of the debentures. As a result, if the Company issues equity securities at a price per share lower than the conversion price then in effect, the conversion price will be adjusted to such lower price. Similarly, the warrants issued in both financings are subject to full-ratchet anti-dilution provisions. As a result, if the Company issues equity securities at a price per share lower than both the exercise price then in effect and $1.38, the exercise price of the warrants will be adjusted to such lower price.

We have been advised by the investors that they have no existing short position in our common stock.

August 2008 Financing

On August 22, 2008, we issued to one of then investors involved in the December and February Financingsour 5% Senior Secured Convertible Debentures in the principal amount of $1,000,000. The entire principal amount is due and payable on August 28, 2010. Interest payments will be payable in cash quarterly commencing on September 1, 2008.

At any time, holders may convert the debentures into shares of common stock at a fixed conversion price of $1.50, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times. Following the effective date of the registration statement described below, we may force conversion of the debentures if the volume weighted average price of our stock is at least $3.00 for any 20 out of 30 consecutive trading days.

In connection with this transaction, we issued to the investors five-year warrants to purchase 333,333 shares of our common stock at $2.00 per share. The exercise price of the warrants is subject to full ratchet anti-dilution rights in the event that we issue securities at less than $1.38 per share.

We also entered into a registration rights agreement with the investors that requires us to register the shares issuable upon conversion of the debentures and exercise of the warrants. Generally, if the registration statement is not filed within the later of (i) 45 days of the Closing Date or (ii) the 30 th calendar day following the effective date of the registration statement filed in connection with the December and February Financing, or all of the securities are not registered for resale on or before December 31, 2009, we will be required to pay liquidated damages in cash in an amount equal to 2% of the total aggregate purchase amount for every month that we fail to attain a timely filing or effectiveness.

April Issuance of Restricted Stock

In April we issued to the same two investors 400,000 shares of our restricted common stock at $0.75 per share for total proceeds of $300,000.

July Issuance of Restricted Stock

In July we issued to the same two investors 166,667 shares of our restricted common stock and 83,333 warrants, exercisable at $1.50 per share for total proceeds of $250,000. The warrants expire 5 years from the date of issuance.

Neither the April nor the July or August issuances triggered any anti-dilution provisions included in the December and February Financings since those provisions were waived by the two investors.

The following table sets forth each payment to be made to the selling shareholders who are listed in the table in connection with the December Financing that we are required to make to these persons under the terms of the debentures (other than principal payments).

Investor	Payment Reference	Date	Amount
Enable Growth Partners, LP	Interest Payment	January 1, 2008	$10,125
	Interest Payment	April 1, 2008	33,750
	Interest Payment	July 1, 2008	33,750
	Interest Payment	October 1, 2008	33,750
	Interest Payment	January 1, 2009	33,750
	Interest Payment	April 1, 2009	30,000
	Interest Payment	July 1, 2009	24,375
	Interest Payment	October 1, 2009	18,750
	Interest Payment	January 1, 2010	13,125
	Interest Payment	April 1, 2010	7,500
	Interest Payment	July 1, 2010	3,333
Total:			$241,875

Enable Opportunity Partners, LP	Interest Payment	January 1, 2008	$1,125
	Interest Payment	April 1, 2008	3,750
	Interest Payment	July 1, 2008	3,750
	Interest Payment	October 1, 2008	3,750
	Interest Payment	January 1, 2009	3,750
	Interest Payment	April 1, 2009	3,333
	Interest Payment	July 1, 2009	2,708
	Interest Payment	October 1, 2009	2,083
	Interest Payment	January 1, 2010	1,458
	Interest Payment	April 1, 2010	833
	Interest Payment	July 1, 2010	333
Total:			$26,875
Total payments that have been or may be required to be made in connection with the transaction, excluding principal repayments			$268,750

The following table sets forth certain information concerning the market discount per share that may be realized by each of the investors who participated in the December Financing.

Selling Shareholder	Market price per share of securities on the date of sale of the convertible note (December 1, 2007)	Fixed conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note	Combined market price (market price per share * total possible shares)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convertible note (1)
Enable Growth Partners LP	$1.80	$0.75	3,600,000	$6,480,000	3,600,000	$3,780,000

Enable Opportunity Partners LP	$1.80	$0.75	400,000	$720,000	400,000	$420,000
			4,000,000	$7,200,000	4,000,000	$4,200,000

(1)	Discount is based on gross proceeds of $3,000,000 divided by the total possible shares as compared to the market price on the date of the sale of the convertible note.

The following table set forth information with respect to the warrants issued in the December Financing.

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total To Be Received	Combined Market Price	Combined Exercise Price	Premium to Market
Enable Growth Patners LP	Convertible Notes	Warrants	12/3/07	$1.80	$2.00	3,600,000	$6,480,000	$7,200,000	$720,000

Enable Opportunity Partners LP	Convertible Notes	Warrants	12/3/07	$1.80	$2.00	400,000	$720,000	$800,000	$80,000
						4,000,000	$7,200,000	$8,000,000	$800,000

The following table sets forth:

The gross proceeds paid or payable to the Company in the debenture transaction;

All interest payments that have been made or that may be required to be made;

The resulting net proceeds to the Company;

The combined total possible profit to be realized as a result of any conversion discounts regarding the shares underlying the debentures and any warrants that are held by the selling shareholders.

Disclosure - as a percentage - of the total amount of all possible interest payments and the total possible discount to the market price of the shares underlying the debentures divided by the net proceeds to the Company from the sale of the debentures, as well as the amount of that resulting percentage averaged over the term of the debentures.

Gross proceeds paid to the issuer in the convertible note transaction	$3,000,000
All payments made or required to be made by the Company to the selling shareholders	$268,750
Fees and expenses (1)	312,200
$580,950

Net proceeds to issuer, as gross proceeds are reduced by the total of all possible payments (excluding principal)	$2,419,050

Combined total possible profit to be realized as a result of any conversion discounts (2)	$4,200,000

Total amount of all possible payments plus the conversion discount as a percentage of the net proceeds to the issuer from the sale of the notes	184.7%

Annual percentage above averaged over the term of the convertible note	33.89%

(1)	Fees and expenses include commissions and legal and other fees, resulting in net proceeds of $2,687,800 excluding deductions for interest payments required to be made by the Company.

(2)	Discount is based on gross proceeds of $3,000,000 divided by the total possible shares as compared to the market price on the date of the sale of the convertible note.

The following table sets forth additional information about prior transactions involving the named selling shareholders with respect to our securities. None of the other selling shareholders had previously entered into transactions with us. Other than the financing transaction that was completed on December 3, 2007, these entities were not involved in any other previous financing transactions with us.

Selling Shareholders	Shares held by persons other than the Investors, affiliates of the company, and affiliates of the Investors prior to the current transaction	Shares registered for resale by the Investors or affiliates of the Investors in prior registration statements	Shares registered for resale by the Investors or affiliates of the Investors that continue to be held by same	Shares registered for resale on behalf of the Investors or affiliates of the Investors in the current transaction
Others	5,451,600	-	-	353,000

Enable Growth Partners LP		-	-	1,805,400

Enable Opportunity Partners LP		-	-	200,600

Totals	5,451,600	-	-	2,359,000

BUSINESS

General

We operate a retail entertainment, media and publishing company that is focused on the nature and wellness lifestyle surrounding outdoor, adventure and extreme sports. We believe that we are the nation's first retailer to enhance the shopping opportunity with our mix of entertainment that includes the experience of our FlowRider®. Currently we have two stores that have opened since 2006 and we plan to expand five to seven new stores during 2008.

Corporate History

We were incorporated on March 28, 2007 under the laws of the State of Nevada, as a wholly-owned subsidiary of Eaton Laboratories, Inc., a Nevada corporation.

On March 30, 2007 Eaton entered into an Acquisition Agreement and Plan of Merger with Hydrogen Hybrid Technologies, Inc., a privately-held Canadian corporation. Pursuant to the terms of the Agreement, Hydrogen Hybrid Technologies, Inc. acquired Eaton Laboratories and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc.

On April 30, 2007, the shareholders of Eaton received one unregistered common share of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. This stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement.

Eaton retained no ownership in Basic Services, Inc. following the spin off. Further, Basic Services, Inc. is no longer a subsidiary of Eaton. At the time of spin off, all of the assets and liabilities of the pharmaceutical operations of Eaton Laboratories were transferred into Basic Services, Inc.

On May 9, 2007 we filed a registration statement with the Securities and Exchange Commission for the registration of the 10,873,750 shares issued and distributed in connection with the spin-off of the Company from Eaton laboratories, Inc. to the shareholders of that entity. The registration statement was declared effective on June 5, 2007.

Subsequently, our management determined that the current course of the Company’s business would not lead to the desired benefits to our shareholders and that the Company should look for more lucrative ways to conduct its business. On or around July 18, 2007, the Company was introduced by Gilford Securities, Inc., its business consultant, to a number of operating companies providing potential business opportunities. As a direct result of the introductions made by Gilford Securities, on or around July 24, 2007, we reached a preliminary understanding with the principals of LQD Adrenalina, LLC a Florida limited liability company, which was formed on September 13, 2004 as an extreme sport retail, media, and publishing entertainment company headquartered in South Florida. On August 10, 2007, we traveled to the Adrenalina store in Orlando, Florida, to conduct due diligence and hold talks regarding the details of a definitive agreement.

On August 13, 2007, we formed and spun-off our wholly-owned subsidiary, Generic Marketing Services, Inc. a Nevada corporation to our shareholders, in a one-for-one special stock dividend. Following the spin-off, we had no longer any ownership interest in Generic Marketing Services, Inc.

On October 26, 2007, we entered into a definitive agreement with LQD Adrenalina, LLC. Under the terms of the agreement, we acquired 100% of the assets, liabilities, right and obligations of LQD Adrenalina, LLC in exchange for 18,000,000 shares of our stock, which were issued to the members of LQD Adrenalina, LLC. Immediately prior to the acquisition, our four largest shareholders received a distribution of all the assets and liabilities of the pharmaceutical operations of Basic Services, Inc., including the patents and contractual rights, which had no carrying value to Basic Services, Inc. Two of those shareholders held large a portion of our shares prior to the transaction as follows:

Name	Number of Shares Held Prior to Transaction	Percentage	Number of Shares Held Following Transaction

TJ Jesky	5,000,000	45.9	201,250

Mark DeStefano	4,500,000	41.4	265,000

Concurrent with the merger, we cancelled 9,773,750 shares of common stock, which were held by our four largest shareholders just prior to the agreement. This transaction was intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. The details of the transaction were disclosed to the public in a Current Report on Form 8-K that was filed on October 26, 2007. Indications as to our management’s intent to explore various business strategies, including an analysis of new business opportunities had already been disclosed in our Quarterly Report on Form 10-QSB for the quarter ended July 31, 2007 that was filed on September 13, 2007.

As a result of the merger and the exchange of ownership interest, the previous members of Adrenalina were issued approximately 94% of our issued and outstanding common stock. This figure is based on the issuance of 18,000,000 common shares issued to the member of LQD Adrenalina, LLC in exchange for 10,000,000 membership units and the issuance of 353,000 unregistered shares of common stock to Gilford Services, Inc. as a referral fee. The number of shares issued in connection with LQD Adrenalina, LLC acquisition was arrived at in negotiations with the Adrenalina principals. We determined that adding the Adrenalina business would provide value to our shareholders where there had been none before. Similarly, the Adrenalina principals agreed to relinquish some of the equity in their business in return for the availability of a public market for their securities. The final number of shares issued was determined in arm’s length bargaining between the parties.

In connection with the Merger, on December 13, 2007, we changed our name from Basic Services, Inc. to Adrenalina

Industry Overview, Competition

The sporting goods retail sector is highly fragmented and intensely competitive. This sector is comprised of five principal categories of retailers: large format sporting goods stores, traditional sporting goods stores, specialty sporting goods stores, mass merchandisers and catalog and internet based retailers. In addition, a variety of other retailers sell various types of sporting goods.

Large Format Sporting Goods Stores. Large format full line sporting goods retailers, generally range in size from 20,000 to 100,000 square feet, offer a broad selection of brand name sporting goods and tend to be either anchor stores in strip or enclosed malls or in free-standing locations.

Traditional Sporting Goods Stores. Traditional sporting goods retailers tend to have relatively small stores, generally range in size from 5,000 to 20,000 square feet and are frequently located in malls or strip centers. These retailers typically carry limited quantities of each item in their assortment and generally offer a more limited selection than full line sporting goods retailers.

Specialty Sporting Goods Stores. Specialty sporting goods retailers, like us, have both relatively small stores and larger format stores, generally ranging in size from 5,000 to 20,000 square feet and tend to be either anchor stores in strip or enclosed malls or in free-standing locations. These retailers generally include single store operations and are considered specialty retailers that typically carry a wide assortment of one specific product category, such as surfboards, skateboards or equipment and generally have higher prices than full line retailers.

Mass Merchandisers. Mass merchandisers' stores generally range in size from 50,000 to 200,000 square feet, feature sporting goods as part of their overall assortment and are located primarily in strip centers, free-standing locations or shopping malls. These retailers usually have limited selection and fewer brand names and typically do not offer the customer service offered by specialty and full line sporting goods retailers.

Catalog and Internet Based Retailers. We compete with catalog and internet retailers and other sporting goods websites.

We believe that we will continue to face competition from retailers in each of these categories. The principal competitive factors include store location and image, product selection, quality, price, and customer service. Increased competition in markets in which we have stores, the adoption by competitors of innovative store formats and retail sales methods, the entry of new competitors in our markets or the expansion of operations by existing competitors in our markets could have a material adverse effect on our business, financial condition and operating results. In addition, some of our competitors have substantially greater resources than us. We believe that the principal strengths with which we compete is our broad selection for our targeted customers and competitive prices combined with a high level of customer service.

Industry Overview, Corporation.Competition in our sector is based on, among other things, merchandise offerings, store location, price and the ability to identify with the customer. We believe that we compete favorably with many of our competitors based on our differentiated merchandising strategy, compelling store environment and deep-rooted culture. However, some of our competitors are larger than we are and have substantially greater financial, marketing and other resources than we do. See “Item 1A Risk Factors. As such, we may be unable to compete favorably in the highly competitive retail industry, and if we lose customers to our competitors, our sales could decrease.”

Business Strategy

Our business strategy is to provide our customers with an extensive selection of high quality, brand name merchandise at competitive prices with a high level of customer service. The key elements of our business strategy are the following:

Broad Assortment of Quality, Brand Name Products. We carry an average of approximately 1,000 individual items in each of our stores, including popular brands like Ed Hardy, Volcom, Hurley, Quiksilver, Billabong, O'Neill, Rip Curl, Rusty, Cult and Reef. Equipment and accessories are available from leading brands such as Marin Bikes, Hoffman Bikes, Felt, Shimano, Sram, GT Bikes, Manitou, Tippman, Dye Precision, No Fear, Fox Racing, Troy Lee Design, Steward Boards, HIC, Rusty Boards, Byrne, Eerie, Gator Wakeboards, Body Glove, Element, Zoo York, and Spitfire.

Attractive Shopping Environment. We seek to offer a unique and exciting retail concept. Our stores are designed and positioned as a destination for extreme sport enthusiasts of all generations and those who want to learn more about this Lifestyle. In this regard, our stores offer dedicated areas which are focused on a particular extreme sport with our center of attraction as the FlowRider which is visible to everyone as they approach our store. Our intent of promoting the Adrenalina stores is as the place to go, congregate and be seen for all who are interested in extreme sports and it’s Lifestyle.

We believe that our customers desire merchandise and fashion that is rooted in the action sports lifestyle and reflects their individuality. We strive to keep our merchandising mix fresh by continuously introducing new brands and styles. Our focus on a diverse collection of brands allows us to quickly adjust to changing fashion trends. We believe that our strategic mix of both apparel and hardgoods, including skateboards, snowboards, components and other equipment, allows us to strengthen the potential of the brands we sell and helps affirm our credibility with our customers. In addition, we supplement our stores with a select offering of private label apparel and products as a value proposition that we believe complements our overall merchandise selection.

Customer Service. Our objective is to provide a high level of customer service generally associated with specialty sporting goods stores.

Customized Merchandise Mix. We tailor our product mix to market to specific demographic groups and lifestyles. Purchasing decisions are made on a store by store basis, and store managers work directly with our buyers to achieve the appropriate product mix in each store. Various factors typically influence the product mix in a particular market, like disposable income, professional and amateur sports activities and specific regional and seasonal activities.

Promotional Advertising and Marketing. We use a promotional pricing and advertising strategy focused on the creation of "events" to drive traffic and sales in our stores.

E-Commerce. We operate our e-commerce under various licensing agreements and offer our sporting goods and clothing retail at our website at www.adrenalinastore.com Under these agreements we work directly with our customers to specifically purchase and deliver our merchandise that is sold on our website.

Merchandising

We offer our customers distinct items of high quality, brand name goods and apparel in each of our stores. New brands and products are continuously introduced and featured in our stores and our advertising. Our merchandise is broadly classified into one of two major categories, hardlines or softlines. Hardlines include items like skis, bicycles, surfboards, paintball, and outdoor extreme sporting gear. Softlines consist primarily of apparel and footwear.

The following table sets forth our percentage of targeted and total net merchandise sales for each major product category for the periods indicated:
	Year end
	Target Mix	2006	2007
Hardgoods	25%	24%	21%

Apparel	45%	46%	46%
Footwear	15%	16%	15%
FlowRider ®	15%	14%	18%
Total	100%	100%	100%

Apparel and Footwear We believe that our customers desire merchandise and fashion that is rooted in the action sports lifestyle and reflects their individuality. We strive to keep our merchandising mix fresh by continuously introducing new brands and styles. Our focus on a diverse collection of brands allows us to quickly adjust to changing fashion trends. Our stores carry a full line of sportswear and apparel designed for a wide variety of activities and performance levels as well as life style dressing. Our suppliers of these products include Ed Hardy, Quicksilver, Billabong, Volcom, O’Neil, Crocs, Hurley, Reef and Fox.

Hardgoods We offer a large selection of items along various extreme activities, including skateboards, MX, BMX, surf, wake, skim components and other equipment. We believe this variety allows us to strengthen the potential of the brands we sell and helps to affirm our credibility with our customers. In addition, we supplement our stores with a select offering of private label products as a value proposition that we believe complements our overall merchandise selection.

Cycling We offer a selection of BMX and mountain bikes including, Marin Bikes, Hoffman Bikes, Felt, GT Bikes, Shimano, Sram and our stores also carry cycling apparel, accessories and components from suppliers like Bell, Canari, Giro and Thule.

Water Sports We also carry a broad selection of products designed for a variety of water sports, including recreational, surfing, knee boarding, wake boarding, and a variety of body boarding products. Suppliers of these products include MX, Steward Boards, HIC, Rusty Boards, Byrne, Eerie, Gator Wakeboards and Body Glove.

Our Stores

Adrenalina "Extreme" Stores are extreme sports and adventure themed retail stores centered around a "FlowRider®" surf ride that is discussed below. We strive to provide and deliver a unique and exciting retail concept to each of our customers by designing and positioning ourselves as the final destination for extreme sport enthusiasts. Our stores offer dedicated areas which are focused on a particular extreme sport, and the coordination of FlowRider® sessions and lessons with qualified instructors, all with the intent of promoting the Adrenalina stores as the place to go, congregate and be seen for all who are interested in extreme sports and its Lifestyle.

We believe that our customers desire merchandise and fashion that is rooted in the action sports lifestyle and reflects their individuality. We strive to keep our merchandising mix fresh by continuously introducing new brands and styles. Our focus on a diverse collection of brands allows us to quickly adjust to changing fashion trends. We believe that our strategic mix of both apparel and hardgoods, including skateboards, BMX Bikes, MX Gear, Surf, Wake components and other equipment, allows us to strengthen the potential of the brands we sell and helps to affirm our credibility with our customers.

The Action Sports Market

We believe that action sports are a permanent and growing aspect of youth culture, reaching not only consumers that actually participate in action sports, but also those who seek brands and styles that fit a desired action sports image. We believe that teens enjoy shopping in malls and purchasing clothing and fashion-related merchandise.

Growth Strategy

We intend to expand our presence as a leading action sports lifestyle retailer by:

Opening New Store Locations.   We believe that the action sports lifestyle has national appeal that provides store expansion opportunities throughout the country. Since October 2006, we have opened two stores and we plan to open seven additional stores through fiscal 2010, to take advantage of what we believe to be a compelling economic store model.

Continuing to Generate Sales Growth through Improved Store Level Productivity.   We seek to maximize our comparable store sales and net sales per square foot by maintaining consistent store-level execution and offering our customers a broad and relevant selection of action sports brands and products. We also intend to continue to expand our brand awareness in an effort to maintain high levels of customer traffic.

Enhancing our Operating Efficiency.   As we continue to expand our business and open new stores, we plan to improve our operating results by taking advantage of economies of scale in purchasing our inventory, leveraging our existing infrastructure and continually optimizing and improving our operations in areas such as inventory and supply chain management. We seek to better leverage our expenses, particularly general corporate overhead and fixed costs such as non-variable occupancy costs, through increases in additional locations and individual store sales.

Enhancing our Brand Awareness through Continued Marketing and Promotion.   We believe that a key component of our success is the brand exposure that we receive from our marketing events, promotions and activities that embody the action sports lifestyle. These are designed to assist us in increasing brand awareness in our existing markets and expanding into new markets by strengthening our connection with our target customer base. We believe that our marketing efforts have also been successful in generating and promoting interest in our product offerings. In addition, we use our television show “Adrenalina” to promote our branding and internet presence, all of which is designed to convey our passion for the action sports lifestyle. We plan to continue to expand our integrated marketing efforts by promoting more events and activities in our existing and new markets.

Retail

Our stores bring the look and feel of an independent specialty shop to the mall by emphasizing the action sports lifestyle through a one-of-a-kind store environment and high-energy sales personnel. We seek to staff our stores with store associates who are knowledgeable users of our products, which we believe provides our customers with enhanced customer service and supplements our ability to identify and react quickly to emerging trends and fashions. We design our stores to appeal to teenagers and to serve as a destination for our customers. Our current stores average approximately 7,500 square feet and prominently display our FlowRider® which is intended to generate more foot traffic and encourage our customers to shop for longer periods of time and to interact with each other and our store associates. To increase customer traffic, we generally locate our stores near busy areas of the mall such and prominently display our FlowRider®. We believe that our distinctive store concept and compelling store economics will provide continued opportunities for growth in both new and existing markets.

During 2007 we entered into a process of refining our merchandise distribution chain and product assortments by offering products that are distinct to the areas we operate. We believe that we provide a good mix of higher-end merchandise and name branding that improves the overall quality of our merchandise assortments and providing a deeper, more focused branding of products that more precisely meet the needs of our targeted customers. During the next year we will continue to focus on improving our supply chain by reducing both the time it takes to get inventory to the store and the time it takes to get inventory to the sales floor. Additionally, it is our belief that our current centralized inventory system will ensures better distribution to our stores and a quicker response based on market trends.

The FlowRider®

The FlowRider® is an in-store device that creates an artificial wave by shooting a compressed two inch thick sheet of water up a soft foam ramp. It simulates the sensation of surfing without entering the sea or ocean.

As part of the Company's goal to provide a truly unique retailing experience, each of our stores feature a FlowRider, which serve as a source of publicity, customer traffic, and direct and indirect revenue to the stores. To this end, we have obtained the exclusive right to have a FlowRider® in a retail setting. Our FlowRider® produces an ideal attraction to connect with customers and gives us an opportunity to allow customers to actually test some of the products we sell.

The FlowRider® also allows our patrons the benefit of “Dropping-in” on their own perfect unbroken wave, feeling the power and acceleration of carving a turn or doing other maneuvers; such as a cut-back on our perpetual wave.

Adrenalina Television

Our television series, Adrenalina, was the basis of our original concept, a retail store that could provide the same feelings and experiences that we promote in our show. Currently we produce and distribute our inventory of over 200, 30-minute episodes to the Sun Channel and SI-TV, whose broadcast areas include the United States and Latin American countries from Mexico to Argentina. The original show “Adrenalina” was first produced and distributed in Spanish, primarily targeting the Hispanic and Latin American markets, however our success in Latin America soon pushed us into the US market where we have been developing and producing our show in English since the second quarter of 2006.

Over the last year our shows ratings have continuously increased through the United States and Latin America and helped develop our branding which we believe has increased awareness and traffic for our website. Generally our programming is geared towards the 12-34 male demographic however because of the increase in our brand awareness and presence in the market place we believe that new demographic groups are developing, which may in turn lead to the development of new or specialized programming.

Currently we have two full-time employees dedicated to the series development, production and distribution of our show. However during the summer months when we are filming our series footage this number normally increases to include six full-time employees and three contractors.

Adrenalina Publishing

"Extremo Surf" is a bi-monthly Spanish language surf magazine that was purchased as part of a business combination with Extreme Publishing, LLC, during 2005. This magazine is distribution throughout Latin America and currently has circulation in El Salvador, Puerto Rico, Mexico, Costa Rico, Panama, Venezuela, Ecuador, Peru, Chile and Argentina. In addition during the fourth quarter of 2007 we were able to attract a number of advertisers because of our cross selling with the retail stores. Some of the advertisers from the extreme sports industry include Quiksilver, Reef, Ocean Pacific, and Vans which have added to the overall value of our distribution. Currently this magazine employees one full-time employee and shares two other employees with our other publications.

"Death and Taxes" is a bi-monthly music/pop-culture magazine that we developed internally during 2006. This pop culture magazine has a centralized focus on music, film, television and video games. Our targeted readership ranges from ages 17 to 27, with an emphasis on distribution throughout most major cities such as New York, Los Angeles, Chicago, Miami, Seattle, Austin and more; while also concentrating on smaller secondary markets like New Jersey, Orange County, Philadelphia, and Ft. Lauderdale. Currently this magazine employees one full-time employee and shares two other employees with our other publications.

“What-a Duck” magazine is a bi-monthly English language surf magazine that we developed internally during 2006. Our targeted readership ranges from ages 17 to 27, with an emphasis on distribution throughout with distribution throughout most major cities such as New York, Los Angeles, Chicago, Miami and Austin. Currently this magazine employees one full-time employee and shares two other employees with our other publications.

Management Information Systems

During 2006 we implemented and integrated our Point of Sale perpetual inventory purchasing system (“Celerant”) to provide a baseline for our full integration of management information systems, sales and inventory. We believe that this system has helped to establish a model that we will use in all of our locations and provides us with an overall inventory management system. We intend to continue our utilization of this integrated system with our merchandise planning and allocation system, which will allow us to facilitate optimal distribution of our products to the stores.

Celerant also provides us with a data warehouse application. This application provides us with a detailed “real time” current inventory listing, sales, and individual margin information. This tool also helps our purchasing staff in analyzing products and pricing strategies and our executive staff the ability to monitor key business performance indicators on a daily basis. Store managers in every location have online access to product signage, store level financial performance reports and advertising information. Through this technology we are able to streamline our merchandise handling and inventory management and as a result, lower our overall cost of inventory. This system also has helped us manage and improve the accuracy in forecasting of merchandise needs.

Marketing and Advertising

We seek to reach our target customer audience through a multi-faceted marketing approach that is designed to integrate our brand image with the action sports lifestyle. Our marketing efforts focus on reaching our customers in their environment, and feature extensive grassroots marketing events, which give our customers an opportunity to experience and participate in the action sports lifestyle. Additionally our marketing efforts incorporate local sporting and music event promotions, advertising in magazines popular with our target market such as snowboarding and skateboarding and interactive contest sponsorships that actively involve our customers with our brands and products. We believe that our immersion in the action sports lifestyle allows us to build credibility with our target audience and gather valuable feedback on evolving customer preferences.

Purchasing and Distribution

Our Merchandise Purchasing Department manages all aspects of merchandise procurement, determines initial pricing, develops product marketing plans and establishes stock levels and product mix. Our buying staff communicates daily with each of our stores to monitor shifts in consumer tastes and market trends. Additionally we purchase merchandise from over 200 vendors which gives us greater flexibility in meeting market demand. During 2007, Ed Hardy, our largest vendor, represented approximately 25.0% of our purchases and 35.0% of our total inventory. During 2006 there were no vendors that represented more than 10.0% of our purchases. We do not have any special arrangements with our largest supplier and we believe that if we were to lose this, or any other, suppliers for any reason, we would be able to replace those product lines without interruption in goods.

Intellectual Property

We own the following registered U.S. trademarks:

•	Adrenalina

•	Adrenalinatv

•	Extremo Surf

In addition, we have a number of trademark applications pending with the U.S. Patent and Trademark Office.

Government Regulation

Other than general rules and regulations applicable to businesses in general, we are not subject to any special government supervision or regulation.

Among other things, we are subject to local zoning laws and building permits with respect to the construction of new retail locations. It is not uncommon for us to encounter delays in the issuance of the necessary construction permits because local governmental agencies are unfamiliar with the “FlowRider®" that is an integral part of our retail stores. Once they understand the concept of these devices, permits are usually granted without delay.

Employees

Adrenalina currently employs over 50 full-time individuals working on the retail operations, production and distribution of the media properties.

Description of Property

The Company's corporate headquarters are located at 20855 NE 16 Ave., Suite #C-16, Miami, Florida 33179, and consist of approximately 13,090 square feet of office space. Under the terms of our lease, which expires March 31, 2012 we pay a monthly rent of $5,641. Effective April 1, 2009 this amount will increase on a yearly basis from $7,745 to $9,926. The Company additionally has two stores located in Orlando and Miami, Florida. These stores average approximately 7,500 square feet of retail space. The terms of these leases expire through 2016 at approximately $38,500 per month.

Through September 15, 2008 we had signed seven additional store leases that average approximately 10,000 square feet per retail space. The following is a list of the new lease agreements we have signed and our scheduled opening date:

Tampa, FL - International Plaza	September, 2008
Atlanta, GA - North Pointe Mall	January 2009
Dallas, TX - Willow Bend	January 2009
Denver, CO - Cherry Creek	February 2009
Houston, TX - Houston Galleria	February 2009
East Rutherford, NJ - Meadowlands Xanadu	June 2009
Rochester, NY - Medley Center	March 2010

These new leases run through 2020 and under the terms of the leases we will pay an additional amount of approximately $218,100 per month.

Legal Proceedings

We are not currently subject to any legal proceedings that may have an adverse impact on our assets or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Position
Ilia Lekach	58	Chairman and Chief Executive Officer
Jeffrey Geller	34	President, Chief Operating Officer and Director
Jonathan Abenhaim	31	Senior Vice President-Media Operations
Michael Labinski	37	Chief Financial Officer
Joseph Bouhadana	37	Director
Neil Florin	41	Director

Ilia Lekach has been Chairman and Chief Executive Officer of LQD Adrenalina since February 2007. From 1994 to 2007 Mr. Lekach was Chief Executive Officer of Parlux Fragrances, a manufacturer and distributor of prestige fragrances and beauty related products. He studied Industrial Engineering at Louisiana State University for two years; then transferred to the University of Miami.

Jeffrey Geller was one of the founders of LQD Adrenalina and has been its President, Chief Financial Officer and Chief Operating Officer since September 2004. Mr. Geller was President and COO of Perfumania, Inc (NASDAQ:ECMV) from 2000 to 2004. Mr. Geller graduated from Tulane University in 1994 earning a bachelors degree in science with a Major in Engineering and a Minor in Business Administration.

Jonathan Abenhaim has been Senior Vice President-Media Operations of LQD Adrenalina since 2004. From 2000 to 2004 he was employed as a food and beverage manager at the Tides Hotel in South Beach, Florida, working closely with major public relation firms and developing strong relationships in the marketing and media arenas. From the Tides, Mr. Abenhaim moved on to the Turnberry Resort and Club holding the position of Director of Restaurants. His entrepreneurial spirit led him to leave the Turnberry Hotel and open up his own company Eben Inc., developing a new concept in quality fast food. Sensing an opportunity to fill a void in the Hispanic media distribution industry, Mr. Abenhaim sold Eben Inc. and created Indika Media Group, which was acquired by Adrenalina in January of 2005. Mr. Abenhaim holds an International Marketing degree from Bay State College in Boston, MA.

Michael Labinski has been our Chief Financial Officer since June 2008. From May 2007 to May 2008, Mr. Labinski served as Chief Financial Officer at PC Universe, Inc., a $35M Over The Counter traded e-commerce and corporate IT reseller. During his time at PC Universe, Mr. Labinski created and presented all investor materials to investors as well as budget production execution and results analysis. He also created financial forecasts and was in charge of all SEC reporting. Prior to PC Universe, from 2000 to 2006, Mr. Labinski was CFO of Mathsoft Engineering & Education, Inc. and VP of Finance for Wash Depot Holdings, Inc.  Mr. Labinski holds an MBA from Northeastern University and a BBA in Accounting from St. Bonaventure University.

Joseph Bouhadana has been a director since October 2007. Mr. Bouhadana has served as Corporate IT Director for INTCOMEX Group, the largest IT distributor of branded computer components, generic accessories and networking peripherals in Latin America and Caribbean regions with thirteen offices in ten countries, since January 2005. Prior thereto, Mr. Bouhadana served as Vice President of Information Technology of IFX Network & Tutopia.com, a privately owned Internet service provider with a presence in nine countries in Latin America, from September 2000 to January 2005. Mr. Bouhadana, was appointed in 2002 to the Board of Directors of Perfumania (ECMV) as an independent board member, member of the Audit, Compensation and Stock Option Committees. Mr. Bouhadana received his Master in computer science and BBA from the University of Montreal, Canada.

Neil Florin has been a director since February 2008. Mr. Florin received a Bachelors of Arts Degree from S.U.N.Y. Binghamton in 1988 and a Juris Doctor Degree from Emory University in 1991.  He was a trial lawyer for the Law Firm of Chaikin and Sherman, P.C. from 1991-1999. He has been the chief executive officer of South Florida Vending, Inc., The Java Market, Inc. and AST Media since 1999.  South Florida Vending, Inc. is a full service vending company that services over 1200 customers in South Florida.  Java Market, Inc. is a coffee service company that provides full service office coffee service and specializes in our private label "The Java Market".  AST Media operates scrolling media trucks in South Florida.

The officers of the Company hold office until their successors are elected and qualified or until their death, resignation or removal.

None of the directors have been paid any compensation for the services provided for us.

Employment Agreements

On July 31, 2008 we entered into employment agreements with three of our executive officers, as follows:

Ilia Lekach

Under the terms of this agreement, Mr. Lekach is being employed as the Chairman and Chief Executive Officer of the Company until June 30, 2013. Mr. Lekach will be paid a base salary of $500,000 per annum, provided that the salary to be paid will be reduced to $28,000 until (i) notice by Mr. Lekach that the salary be restored to the original agreed on amount or (ii) a change in control of the Company. The salary is subject to an automatic increase of 5% and bonuses including stock options, may be granted at the discretion of the Company’s board of directors based on an annual review. The agreement includes standard non-disclosure and other provisions and a non-compete covenant for a period ending six months after termination of employment.

Jeffrey Geller

Under the terms of this agreement, Mr. Geller is being employed as the President and Chief Operating Officer of the Company until June 30, 2013. Mr. Geller will be paid a base salary of $450,000 per annum, provided that the salary to be paid will be reduced to $360,000 until (i) notice by Mr. Geller that the salary be restored to the original agreed on amount or (ii) a change in control of the Company. The salary is subject to an automatic increase of 5% and bonuses including stock options, may be granted at the discretion of the Company’s board of directors based on an annual review. The agreement includes standard non-disclosure and other provisions and a non-compete covenant for a period ending six months after termination of employment.

Jonathan Abenhaim

Under the terms of this agreement, Mr. Abenhaim is being employed as Senior Vice President of the Company until June 30, 2011. Mr. Abenhaim will be paid a base salary of $130,000 per annum. The salary is subject to an automatic increase of 5% and bonuses including stock options, may be granted at the discretion of the Company’s board of directors based on an annual review. The agreement includes standard non-disclosure and other provisions and a non-compete covenant for a period ending six months after termination of employment.

Code of Ethics

The Company has not adopted a Code of Ethics as required by Section 406 of the Sarbanes Oxley Act.

Audit Committee and Financial Expert

The Company does not have a formal audit committee. Our Board of Directors as a group acts in the capacity as the audit committee. There have been no Board of Director meetings held. Financial information relating to the audited financial statements for the years ended December 31, 2007 and 2006 were provided to each member of the board in which any concerns by the members were directed to management and the auditors.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than 10% of the Company’s outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Since they joined the Company in October 2007, not all of the Section 16(a) filing requirements that are applicable to our officers, directors and greater than 10% beneficial owners were complied with. The Company is in the process of assisting these individuals in their compliance with Section 16.

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, and two other most highly compensated executive officers for the year ended December 31, 2007, the Company’s first year operation. In accordance with the rules of the Securities and Exchange Commission, the table omits columns that are not relevant.

Name and principal position (a)	Year (b)	Salary* ($) (c)	Total ($) (j)
Ilia Lekach	2007	23,629	23,629
Jeffrey Geller	2007	360,000	360,000
Yonatan Feldman (1)	2007	130,000	130,000

•
  For each person, consists of compensation paid during the entire year, including salaries paid by Adrenalina prior to the completion of the reverse merger. Prior to the reverse merger, we paid no compensation to any officer or director.

(1)	Yonathan Feldman is no longer an employee of the Company

DIRECTOR COMPENSATION  *
(During Last Completed Fiscal Year)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d) (4)	Total ($) (j)
Joseph Bouhadana	$-	$-	$-	$-
Bryan Feldman (2)	$-	$-	$-	$-

*	In accordance with the rules promulgated by the Securities and Exchange Commission, certain columns relating to information that is not applicable have been omitted from this table.

(2)	Mr. Feldman is no longer a director of the Company.

Pension Benefits

None of the Company’s named executive officers are covered by a defined pension plan, defined contribution plan, or other similar benefit plan that provides for payments or other benefits.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not maintain any nonqualified compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 15, 2008 regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock. The percentage ownership in this table is based on 20,167,921 shares issued and outstanding as of August 14, 2008.

The address of each beneficial owner is in care of the Company, 20855 N.E. 16th Ave. suite c-16 Miami Fl 33179. Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Executive Officers and Directors:
Ilia Lekach (1)	13,364,400	(1)	66.3%
Jeffrey Geller	459,500		2.3%
Jonathan Abenhaim	180,000		*
Michael Labinski	-		-
Joseph Bouhadana	-		-
Neil Florin	-		-
IZJD Corp.	7,200,000		35.7
All directors and named executive officers as a group (6 persons)	14,003,900		69.4%

*	Less than one percent.

(1)	Includes 7,200,000 shares owned by IZJD Corp. Mr. Lekach holds voting power over the shares held by this entity.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 14, 2008.  The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.  Beneficial ownership percentage calculations are based on 20,167,921 shares issued and outstanding as of September 15, 2008.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been included for quotation on the OTC Bulletin Board under the symbol AENA.OB since December 14, 2007.

The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

	High	Low
Fiscal 2008
1st Quarter	$1.60	$0.65
2nd Quarter	$2.04	$1.06
3rd Quarter	$1.60	$0.65

Fiscal 2007
4th Quarter	$2.00	$1.50

Number of Stockholders

As of September 15, 2008, there were approximately 154 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.

Selling Stockholder	Shares Beneficially Owned Prior to Offering*	Shares to be Sold in Offering	Shares Beneficially Owned After Offering	Percentage Beneficial Ownership After Offering*
Enable Growth Partners LP (1)	13,316,763	1,805,400	11,511,363	4.9%
Enable Opportunity Partners LP (2)	1,748,159	200,600	1,547,559	4.9%
Gilford Securities Incorporated (3)	353,000	353,000	-	n/a
Total	15,417,922	2,359,000	13,058,922

*
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Nevertheless, for purposes hereof, for each selling stockholder does not give effect to the 4.9% limitation on the number of shares that may be held by each stockholder as agreed to in the warrant held by each selling stockholder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation of 9.99%).

(1)
Includes 6,600,000 shares issuable upon conversion of convertible debentures and 6,600,000 shares issuable upon exercise of warrants. Mitch Levine in his capacity of Managing Partner holds voting and dispositive power over the shares held by Enable Growth Partners LP.

(2)
Includes 734,000 shares issuable upon conversion of convertible debentures and 734,000 shares issuable upon exercise of warrants. Mitch Levine in his capacity of Managing Partner holds voting and dispositive power over the shares held by Enable Opportunity Partners LP.

(3)	Robert Maley holds voting and dispositive power over the shares held by Gilford Securities Incorporated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of September 15, 2008 we owed our Chairman and Chief Executive Officer the principal amount of $3,294,267, representing funds advanced by him to allow us to continue our operations. The note accrues interest at the annual rate of 5% and is due in 35 equal monthly installments starting in November 2010. The note may be prepaid at any time without penalty.

During 2006, prior to becoming our wholly owned subsidiary, LQD Adrenalina, LLC advanced $239,300 to Blue Neon, LLC an unconsolidated affiliate which is 50% owned by our Chief Executive Officer this note was repaid during 2007.

During 2006, prior to becoming our wholly owned subsidiary, LQD Adrenalina, LLC, entered into a joint venture to develop property, with Inversiones Oceano, Uno a related party owned by our Chief Executive Officer. As part of this agreement, we advanced $1,250,000 in the form of a non-interest bearing, convertible, demand note. During the fourth quarter of 2006, we opted not to convert this note to shares of the joint venture; this note was repaid during 2007.

We were incorporated on March 28, 2007, as a wholly-owned subsidiary of Eaton Laboratories, Inc., a Nevada corporation. On March 30, 2007 Eaton entered into an Acquisition Agreement and Plan of Merger with Hydrogen Hybrid Technologies, Inc., a privately-held Canadian corporation. Pursuant to the terms of the Agreement, Hydrogen Hybrid Technologies, Inc. acquired Eaton Laboratories and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc. On April 30, 2007, the shareholders of Eaton received one unregistered common share of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. This stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement. Eaton retained no ownership in Basic Services, Inc. following the spin off. Further, Basic Services, Inc. is no longer a subsidiary of Eaton. At the time of spin off, all of the assets and liabilities of the pharmaceutical operations of Eaton Laboratories were transferred into Basic Services, Inc. Under the rules and regulations promulgated by the Securities and Exchange Commission, Eaton, as founder and organizer of the Company, may be deemed to be our promoter. It received no compensation in connection with the organization or the spinoff.

Prior to the acquisition of LQD Adrenalina, LLC, we did not lease or rent any property. Office services are provided without charge by a director. An officer of Basic Services, Inc., who was formerly an officer of Eaton Laboratories, Inc., advanced a total of $5,000 to the Company for various expenses.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 70,000,000 shares of common stock, $.001 par value per share, of which 20,167,921 shares were issued and outstanding as of September 15, 2008, as well 5,000,000 shares of preferred stock, none of which have been issued. The following description is a summary of the material terms of our common stock and is qualified by our Certificate of Incorporation and By-laws as currently in effect.

Common Stock

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company’s Common Stock is Empire Stock Transfer Inc.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “ Selling Stockholders”) of the common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective on or about October 26, 2007, our Board of Directors dismissed Moore & Associates Chartered ("Moore") as our independent auditors. On or about October 26, 2007, our Board of Directors engaged Goldstein Schechter Koch Price Lucas Horwitz & Company, PA, Miami, Florida to serve as our registrant's independent registered public accounting firm and to audit our financial statements for the years ended December 31, 2007 and the interim periods for 2008.

During our prior fiscal year and the period from March 28, 2007 (inception), through the date of dismissal, there have been no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moore would have caused it to make reference thereto in its reports on our financial statements. In addition, for the same periods, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Moore's report on our financial statements for the year ended April 30, 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report indicated that there was a substantial doubt as to our ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of this uncertainty.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of LQD Adrenalina, LLC and subsidiaries   as of December 31, 2007, and the related consolidated statements of operations, shareholders' equity, and cash flows for the two years then ended , included in this prospectus, have been audited by Goldstein Schechter Koch Price Lucas Horwitz & Co., PA , an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADRENALINA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

Independent Registered Public Accounting Firm

To the Board of Directors
Adrenalina and Subsidiaries
Miami, Florida

We have audited the accompanying consolidated balance sheet of Adrenalina and subsidiaries (the “Company” or “Adrenalina”) as of December 31, 2007, and the related consolidated statements of operations, equity, and cash flows for each of the years in the two year period ended December 31, 2007. Adrenalina’s management is responsible for the financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Adrenalina as of December 31, 2007, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 16 to the consolidated financial statements, errors were discovered by management during 2008 relating to the accounting for Convertible Debts with a Beneficial Conversion Feature as of and for the year ended December 31, 2007. Accordingly, the consolidated balance sheet as of December 31, 2007 and the Statement of Operations, Equity and Cash Flows for the year then ended have been restated to reflect corrections to previously reported amounts.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As explained in note 2 to the consolidated financial statements, the Company incurred a net loss of approximately $5,798,000 in 2007. Additionally, the Company has an accumulated deficit of approximately $9440,000 at December 31, 2007 and is currently unable to generate sufficient cash flow to fund current operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are discussed in note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Schechter Koch Price Lucas Horwitz & Co., P.A.

Miami, Florida
April 15, 2008, except for Notes 16 (Restatement), 1, 2, 8, 12 and 14, as to which the date is September 12, 2008

ADRENALINA
Consolidated Balance Sheet
December 31, 2007

2007
(as restated, see note 16)
Assets
Current Assets:
Cash and cash equivalents	$444,843
Investments in securities available for sale	27,773
Accounts receivable, net	35,197
Merchandise inventories	1,678,937
Film costs, net	96,800
Prepaid expenses and other current assets	211,621

Total Current Assets	2,495,171

Deferred loan costs, net	643,027
Property and equipment, net	4,963,920
Intangible assets, net	248,444

5,855,391

Total Assets	$8,350,562

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable and accrued liabilities	$1,106,924
Shareholder advances	399,930

Total Current Liabilities	1,506,854

Long-Term Liabilities:
Deferred rent	582,114
Related party note	3,294,267
Convertible debenture net of discount of $2,924,891	75,109

Total Long-Term Liabilities	3,951,490

Commitments and contingencies

Shareholders’ Equity
Common stock, $0.001 par value, 50,000,000 shares authorized, 19,453,000 issued and outstanding	19,453
Additional paid-in capital	12,312,364
Accumulated deficit	(9,439,599)

Total Shareholders’ Equity	2,892,218

Total Liabilities and Shareholders’ Equity	$8,350,562

See accompanying notes to the consolidated financial statements.

ADRENALINA
Consolidated Statements of Operations
For the Years Ended December 31, 2007 and 2006

	2007	2006
	(as restated, see Note 16)	(as restated, see Note 16)
Revenues:
Merchandise sales	$2,401,205	$422,887
Entertainment - related party	282,219	1,547,225
Entertainment - other	383,800	241,051
Publishing	186,647	162,823

Total Revenues	3,253,871	2,373,986

Cost of Revenues:
Merchandise	1,451,352	243,472
Entertainment licensing fees	488,265	623,554
Production	328,423	300,876

Total Cost of Revenues	2,268,040	1,167,902

Gross Profit	985,831	1,206,084

Operating Expenses:
Payroll and employee benefits	2,100,790	966,499
Occupancy expense	1,923,441	785,824
Marketing and advertising expense	530,354	480,393
Professional fees	443,139	396,641
Other selling, general and administrative	330,161	180,329
Amortization - film costs	1,008,416	1,274,853
Depreciation - fixed assets	320,324	106,434
Total Operating Expenses	6,656,625	4,190,973

Other (Income) and Expenses
Interest income	(15,387)	(16,690)
Realized gain on sale of investments	(19,522)	-
Interest expense	162,779	-
Impairment loss	-	97,500

Total Other (Income) and Expenses	127,870	80,810

Net Loss	$(5,798,664)	$(3,065,699)

Net loss per share	$(0.32)	$(0.17)

Weighted average common shares used in calculation per share data	18,262,734	18,000,000

See accompanying notes to the consolidated financial statements.

ADRENALINA
  Consolidated Statements of Equity
For the Years Ended December 31, 2007 and 2006

	Members’ Equity	Common Shares	Common Stock	Additional Paid In Capital	Accumulated Deficit	Subscription Notes Receivable	Total Equity
Balance at January 1, 2006	$8,971,939	-	$-	$-	$(568,358)	$(5,480,406)	$2,923,175
Property received	-	-	-	-	-	4,000	4,000
Cash received	-	-	-	-	-	5,476,406	5,476,406
Consolidated affiliate- acquisition	6,878	-	-	-	(6,878)	-	-
Net loss	-	-	-	-	(3,065,699)	-	(3,065,699)

Balance at December 31, 2006 (as restated see note 16)	8,978,817	-	-	-	(3,640,935)	-	5,337,882

Issuance of common stock for services	-	353,000	353	352,647	-	-	353,000
Issuance of convertible debt with beneficial conversion feature and detachable warrants (restated)	-	-	-	3,000,000	-	-	3,000,000
Effect of Reverse Acquisition	(8,978,817)	19,100,000	19,100	8,959,717	-	-	-
Net loss	-	-	-	-	(5,798,664)	-	(5,798,664)

Balance at December 31, 2007(as restated see note 16)	$-	19,453,000	$19,453	$12,312,364	$(9,439,599)	$-	$2,892,218

See accompanying notes to the consolidated financial statements.

ADRENALINA
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
	(as restated, see Note 16)	(as restated, see Note 16)
Cash from Operating Activities:
Net loss	$(5,798,664)	$(3,065,699)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortizatio	1,307,516	1,381,287
Impairment loss	-	97,500
Gain on sale of investments	(19,522)	-
Amortization of discount on convertible debenture	75,109	-
Changes in assets and liabilities:
Accounts receivable	144,179	(50,470)
Merchandise inventories	(878,936)	(741,596)
Prepaid expenses and other current assets	10,404	(51,683)
Accounts payable and accrued liabilities	523,713	353,828
Deferred rent	582,114	-
Total Adjustments	1,744,577	988,866
Net Cash Used in Operating Activities	(4,054,087)	(2,076,833)

Cash Flows from Investing Activities:

Incurred film costs	(573,385)	(853,616)
Purchase of investments available for sale securities	(2,182,020)	-
Proceeds from sale of investments available for sale securities	2,173,769	-
Purchase of property and equipment, net	(2,842,190)	(1,771,868)

Net Cash Used in Investing Activities	(3,423,826)	(2,625,484)

Cash Flows from Financing Activities:
Proceeds from short term shareholder advances	148,835	251,095
Repayments of short term related parties notes	(35,000)	(35,000)
Proceeds from related party note	3,330,786
Payments of loan costs - deferred	(312,200)	-
Proceeds from note payable	3,000,000	-
Issuance of affiliate note receivable	-	(1,492,534)
Repayment of affiliate note receivable	1,492,534	-
Proceeds from contributed capital	-	5,487,284

Net Cash Provided by Financing Activities	7,624,955	4,210,845

Net Decrease in Cash and Cash Equivalents	147,042	(491,472)

Cash and Cash Equivalents - Beginning of Year	297,801	789,273
Cash and Cash Equivalents - End of Year	$444,843	$297,801

See accompanying notes to the consolidated financial statements.

ADRENALINA
Consolidated Statements of Cash Flows - continued
For the Years Ended December 31, 2007 and 2006

	2007	2006
Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$27,452	$-

Supplemental Disclosure of Non-Cash Information:

Issuance of warrants with convertible debt (restated)	$1,493,454	$-

Effect of beneficial conversion feature (restated)	$1,506,546	$-

Issuance of common stock for services	$353,000	$-

Member interest exchanged for property	$-	$4,000

See accompanying notes to the consolidated financial statements.

ADRENALINA
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business and Basis of Consolidation

Adrenalina (the “Company” or “Adrenalina”), f/k/a LQD Adrenalina, LLC, a privately-held Limited Liability Company headquartered in Miami, Florida was formed on September 13, 2004.

Basic Services, Inc. (“BSI”), a Nevada corporation, was organized March 28, 2007 (Date of Inception) and incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), also a Nevada corporation. On March 30, 2007, BSI's parent corporation, Eaton entered into an Acquisition Agreement and Plan of Merger ("Agreement") with Hydrogen Hybrid Technologies, Inc. ("HHT"), a privately-held Canadian corporation. Pursuant to the terms of the Agreement, HHT acquired Eaton, and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc. On April 30, 2007, the record shareholders of Eaton received one unregistered, par value $0.001, share of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. The Basic Services, Inc. stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement with Eaton. Eaton retained no ownership in BSI following the spin off. Further, BSI was no longer a subsidiary of Eaton.

On October 26, 2007, BSI and a newly formed subsidiary of BSI ("Merger Sub") and Adrenalina entered into an Acquisition Agreement and Plan of Merger ("Acquisition") pursuant to which BSI, through its wholly-owned subsidiary, Merger Sub, acquired 100% of the membership interests in Adrenalina in exchange for 18,000,000 shares of the BSI common stock which were issued to the owners of the membership interests in Adrenalina. Immediately after the Acquisition was consummated and further to the Acquisition Agreement, the four largest shareholders of BSI cancelled 9,773,750 shares of the BSI Common Stock held by them. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Acquisition, BSI was a reporting corporation with limited activity.

For accounting purposes, this transaction was accounted for as a reverse acquisition, since the stockholders of Adrenalina own a majority of the issued and outstanding shares of common stock of the BSI and the directors and executive officers of Adrenalina became the directors and executive officers of the BSI. As a consequence the historical financial information presented herein represents that of Adrenalina.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

On December 13, 2007, BSI changed its name to Adrenalina.

The Company is a media, retail and entertainment company headquartered in South Florida. The Company operates in Latin America and throughout the United States. Adrenalina’s operations are concentrated in three lines of business:

Entertainment: theatrical and TV film and music production and distribution

Merchandise Sales: extreme sports and adventure themed stores located in regional shopping malls, principally in Florida.

Publishing: extreme sports and music oriented periodical publishing and distribution

The consolidated financial statements include the company and all wholly-owned subsidiaries. All intercompany accounts and transactions between consolidated companies have been eliminated in consolidation. The Company consolidated the results of operations for Extreme Publishing, LLC, in which it held an 80% interest until 2006. The Company additionally consolidated the results of operations of Time Code, LLC, which was a company under common control for the year ended December 31, 2005. During 2006, the company acquired 100% ownership interest in both of these entities.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, film costs, goodwill, barter transactions, business combinations, the beneficial conversion feature on the convertible debenture, warrants, deferred rent, loan costs and contingencies.

Inventories

Retail Merchandise

The Company’s retail inventories in the amount of approximately $1,679,000 as of December 31, 2007 is comprised primarily of extreme sports and adventure life-style equipment and clothing, which are valued at the lower of cost or market using the weighted average cost method that approximates the first-in, first-out (“FIFO”) method.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Inventories - continued

Inventory costs also include the direct cost of warehousing, handling, purchasing, and transporting the inventory to the stores. Vendor allowances, which primarily represent volume rebates and cooperative advertising funds, are recorded as a reduction of the cost of the merchandise inventories. The cost of warehousing, handling, purchasing, and transporting, as well as vendor allowances, are recognized through cost of sales when the inventories are sold.

The Company maintains a provision for estimated shrinkage based on the actual historical results of our physical inventories. The Company also records an adjustment to the value of inventory equal to the difference between the carrying value and the estimated market value, based on seasonal trends, sales activities of merchandise and assumptions about demand for products. As of December 31, 2007 the Company’s valuation allowance on retail inventories was not material.

Film Costs

The Company accounts for film costs, as well as related revenues (“film accounting”), in accordance with the guidance in SOP 00-2, that requires the exercise of judgment related to the film’s ultimate revenues.

Film costs consist of the costs of completed television episodes, completed and unreleased episodes and in process production costs, all reflected at the lower of cost, less accumulated amortization, or fair value.

As film costs are capitalized by the Company, management estimates the ultimate revenues, less additional costs to be incurred, in order to determine whether the value of a film is realizable or has been impaired. Impairment, if noted, is recorded in the period of identification. Additionally, management amortizes the existing carrying value of film costs based on the proportion of the film’s revenues recognized for each period as compared to the film’s estimated ultimate revenues.

Prior to release, management bases its estimates of ultimate revenues for each film on factors such as the historical performance of similar films, the star power of the lead actors and actresses, the rating and genre of the film. Management updates such estimates based on information available on the progress of the film’s production and, upon release, the actual results of each film. Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on the financial results for that period. A failure to adjust for a downward change in ultimate revenues estimates could result in the understatement of capitalized film costs amortization for the period. The Company recorded film cost amortization of approximately $1,008,000 and $1,275,000 in 2007 and 2006, respectively. Included in film cost amortization are film impairments primarily related to pre-release films of approximately $527,000 in 2007, there were no such impairments during 2006.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Recent Accounting Standards

Accounting for Uncertainty in Income Taxes - In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of Statement of Financial Accounting Standard (“SFAS” No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 became effective for Adrenalina as of the beginning of the Company’s 2007 fiscal year. The adoption of this Interpretation did not have a material impact on the Company’s consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities - In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The adoption of this Statement did not have a material impact on the Company’s consolidated financial statements.

Business Combinations - On December 4, 2007, the Financial Accounting Standards Board issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141”). SFAS 141R, changes the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Statement 141R will change the accounting treatment for certain specific items, including but not limited to: acquisition costs, non-controlling interests, acquired contingent liabilities, in-process research and development and restructuring costs. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of adoption is not expected to be material to the Company’s financial statements.

Non-Controlling Interests in Consolidated Financial Statements - On December 4, 2007, the Financial Accounting Standards Board issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary in certain circumstances. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 is effective for fiscal years, and interim periods within these fiscal years, beginning on or after December 15, 2008. The impact of adoption is not expected to be material to the Company’s consolidated financial statements.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Recent Accounting Standards - continued

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (SAB) No. 108 in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements.  In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s financial statements and the related financial statement disclosures.  SAB No. 108 is effective for the Company for its current fiscal year.  The adoption of SAB No. 108 did not have a material impact on the Company’s consolidated financial statements

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains bank accounts in US banks, which at times, may exceed federally insured limits.

Accounts Receivable

Accounts receivable, including credit card receivables, represent amounts currently due to the Company under contractual obligations or for services performed. When necessary, the Company evaluates and maintains an allowance for these accounts to reduce such balances to the amount deemed collectible. At December 31, 2007, the Company recorded an allowance for doubtful accounts of approximately $2,100.

Investments in Securities Available for Sale

The Company’s investments in marketable securities are classified as available for sale, reported at fair market value, and unrealized gains and losses (if any) would be reported as a component of other comprehensive income. Recognized gains and losses from sales of marketable securities or permanent declines in value, if any, are reported in other income and expense as incurred. As of December 31, 2007, the difference between the costs and fair value of these securities was not material to the financial statements.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 - 10 years, or over the lesser of the term of the lease or the estimated useful life of the assets under lease. Normal repairs and maintenance are expensed as incurred whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued

Intangible Assets

As a creator and distributor of branded information and copyrighted products, Adrenalina has intangible assets consisting of: copyrighted products and trademarks.

Costs incurred to create or extend brands, such as magazine titles, generally result in losses over an extended development period and are recognized as a reduction of income as incurred. Intangible assets acquired, including those acquired as part of business combinations, accounted for under the purchase method of accounting, are recorded at fair value on the Company’s consolidated balance sheet.

Impairment of Long-Lived Assets and Intangible Assets

The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of trademarks and brand names, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value.

During 2006 the Company temporarily stopped publication and distribution of its magazine Extremo Surf after the first two quarter sales fell below expected results. This decline, coupled with the near-term financial forecasts, resulted in an estimated fair value that was considerably lower than the carrying value of the reporting unit.  As a result the Company recorded an impairment charge for the full value of goodwill $97,500, related to the purchase of this magazine.

Warranty Cost

The products sold in the Company’s stores are covered by various manufacturer warranty provisions. The Company generally does not record a liability for defective products refunds or claims. Warranty expense and product returns were not material the financial statements.

Pre-opening Costs

Costs incurred in connection with retail locations prior to the opening of a retail store, which consisted primarily of payroll, training, marketing, rent, travel and supplies, are expensed as incurred.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies -continued

Leases

The Company leases its main office, warehouse and store locations. Certain leases contain scheduled rent increases, construction allowances and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement (“rent holidays”). The company recognizes rental expense for scheduled rent increases, construction allowances and rent holidays on a straight-line basis over the terms of the underlying leases. The calculation of straight-line rent is based on the “reasonably assured” lease term as defined in SFAS No. 98, Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases - an amendment of FASB Statements No. 13, 66 and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

Revenue Recognition

Retail

Revenue for sales of merchandise is recognized when merchandise is sold and delivered to the customer. The Company maintains a reserve for product returns and discounts. Retail revenue also includes income from its point-of-sale entertainment attraction, the Flow Rider ®. Revenue, from the FlowRider ® is recorded at the time services are provided to the customer. Retail revenue is reported net of sales tax which amounted to approximately $149,000 and $29,000 in 2007 and 2006, respectively.

Film

Television entertainment series are produced for foreign or domestic cable and syndicated television markets. Revenues from the distribution of television product are recognized when the following criteria are met: persuasive evidence of a sale or licensing arrangement exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the Company can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable, and; collection of the arrangement fee is reasonably assured.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies -continued

Revenue Recognition - continued

Barter

In the normal course of operations, the Company enters into barter transactions whereby it exchanges programming product for advertising time that it can use or resell. The advertising time is provided by broadcasting companies in the United States and Central and South America. These transactions are valued at the fair value of the related programming products based on comparable arrangements in the broadcast areas. These transactions are accounted for at the time the programming is broadcast and the advertising is used.

During the years ended December 31, 2007 and 2006, the total value of the recorded barter transactions was $337,600 and $241,050, respectively.

Publishing

Magazine advertising revenues are recognized at the magazine cover date. Magazine sales revenues are primarily generated from bulk orders from retail outlets such as newsstands, supermarkets and convenience stores. Revenues from these sales are recorded when the magazines are placed with the vendor, less an allowance for returns. At December 31, 2007 the Company recorded an allowance for returns of 88.8% or $39,141 for all open issues.

Gift Cards

Cash received from the sale of gift cards is recorded as a liability, and revenue is recognized upon the redemption of the gift card or when it is determined that the likelihood of redemption is remote. At December 31, 2007 the Company had recorded gift card liabilities of approximately $43,000.

Shipping Costs

Shipping and handling costs, generally related to merchandise sales over the internet, are included in cost of revenues. Shipping and handling costs invoiced to customers, if any, are included in revenues.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense paid to third parties during the years ended December 31, 2007 and 2006 was $127,306 and $159,538, respectively. Additionally the Company included in advertising expense bartered transactions with broadcasters, whereas the Company provides its film for broadcast and receives in return air time which is used to promote their products. During the year ended December 31, 2007 the Company received 884 minutes of ad space valued at $252,000. These costs and associated revenues are recorded in the consolidated statement of operations. There were no similar transactions during 2006.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued

Convertible Debenture

The Company issued a convertible debenture  with detachable warrants  during 2007. The convertible debenture contains a beneficial conversion feature whereby the conversion feature is “in the money” in accordance with guidance supplied by Emerging Issues Task Force (“EITF”) No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF No. 00-27, “Application of Issue EITF No. 98-5 to Certain Convertible Instruments”.

The beneficial conversion feature was valued as the difference between the effective conversion price (computed by dividing the relative fair value allocated to the convertible debt by the number of shares the debt is convertible into) and the fair value of the common stock multiplied by the number of shares into which the debt may be converted.

Income Taxes

During 2006, the Company was structured as a limited liability company, whereby its taxable income or loss was allocated to member’s income in accordance with their respective percentage ownership. Therefore, during 2006, no provision or liability for taxes was included in the consolidated financial statements.

Subsequent to October 26, 2007 the Company recognized deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Earnings per share

Basic and diluted loss per common share have been computed by dividing the losses applicable to common stock by the weighted average number of basic and diluted common shares outstanding. The Company’s basic and fully diluted EPS calculation for fiscal years 2006 and 2007 are the same as the increased number of shares that would be included in the dilutive calculation from assumed exercise of common stock equivalents would have been antidilutive as a result of the net loss in each of the years shown.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 1 — Description of Business, Basis of Presentation and Summary of Significant Accounting Policies - continued

Summary of Significant Accounting Policies - continued

Comprehensive Income

Comprehensive income is generally defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income is the total of net income and all other non-owner changes in equity. Items that are to be recognized under accounting standards as components of comprehensive income are displayed in statements of shareholders' equity. The Company had no material components of comprehensive income to be reclassified at December 31, 2007 and 2006.

Reclassifications

Certain amounts from prior consolidated financial statements and related notes have been reclassified to conform to current year presentation.

Note 2 — Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has significant operating losses in 2007 and 2006 which raise substantial doubt about the Company’s ability to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses of approximately $5,799,000 and $3,066,000 in 2007 and 2006, respectively. Additionally, the Company has used cash flows in operations of approximately $4,054,100 and $2,076,800 in 2007 and 2006, respectively. The operations of the Company have been funded through related party borrowings, contributed capital and a convertible debenture. Management’s plans to generate cash flow include expanding the Company’s operations through additional store openings and raising additional capital through debt or equity offerings in an effort to fund the Company’s anticipated expansion. There is no assurance additional capital or debt financing will be available to the Company on acceptable terms. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 — Business Combinations

Time Code, LLC

Effective January 1, 2006, all the members’ interests of Time Code, LLC were contributed to the Company. This contribution was recorded as a statutory pooling of interest.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 4 — Investments in Securities Available for Sale

At December 31, 2007 investments in securities available for sale was comprised of $27,773 of marketable common stock. The difference between the Company’s cost and fair value was diminimus and therefore the Company did not record and unrealized gain or loss.

Note 5 — Film Costs

Film costs at December 31, 2007 consisted of the following:

2007
Film costs - television:
Released	$2,073,017
Less: Accumulated amortization	(1,976,217)
Total film costs	$96,800

During 2007, the Company invested $500,000 to jointly finance a theatrical film production. The substance of this arrangement is that the Company and other third-party investors own an interest in the film and will share economic results with the film producer. The film was released in February 2008, with minimal public and commercial success. Accordingly, as of December 31, 2007, the Company recorded an impairment loss of $500,000, representing the full amount invested, which is included in amortization expense in the accompanying consolidated statement of operations.

Total amortization of film costs was approximately $1,008,000 and $1,275,000 for the years ended December 31, 2007 and 2006, respectively.

Approximately $481,000 of the film costs of released and completed and not released television product were amortized during the year ending December 31, 2007.

Note 6 — Property and Equipment

Major categories of property and equipment at December 31, 2007 were as follows:

2007
Leasehold improvements	$2,243,998
Furniture, fixtures and equipment	1,665,759
Software	90,978
Vehicles	15,000
Construction in process	35,929
Deposits on FlowRider ® equipment purchase contracts	1,336,500
5,388,164
Less: accumulated depreciation and amortization	424,244
Total property and equipment	$4,963,920

Depreciation expense totaled approximately $320,000 and $106,000 for the years ended December 31, 2007 and 2006, respectively.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 7 — Intangible Assets

Trademarks and licensing agreements with indefinite and determinable lives for the years ended December 31, 2007 and 2006 were as follows:

	Lives	2007
Trademarks:
Adrenalina®	Indefinite	$230,000
Licensing Agreements	5 Years	40,000

Total		270,000
Less accumulated amortization		21,556

		$248,444

The Company anticipates that the future amortization of its licensing rights will approximate $8,000 for the years ended December 31, 2008, 2009 and $2,444 for December 31, 2010.

Note 8 — Long-term Debt

Related party note

On November 1, 2007 the Company issued a $3,294,267, 5% note payable to a shareholder, with monthly payments of $94,122 commencing on November 1, 2010 and continuing monthly through October 2013, when the balance of unpaid principal and interest is due.

Convertible debenture

On December 3, 2007, the Company issued a note for a 5% Senior Secured Convertible Debenture in the principal amount of $3,000,000, with quarterly interest payments commencing in February 2008. Principal amounts under this debenture are payable in 18 equal monthly installments commencing the 12 th month following the issuance date. The Company may also elect to make principal payments in shares of common stock if there exist an effective registration statement with respect to the shares issuable upon conversion of the Debenture. If the Company elects to make principal payments in common stock, the conversion rate will be the lesser of the then effective conversion price (see below) or 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due.

The balance of any accrued or unpaid principal is due and payable 30 months after the closing date. Interest is payable quarterly commencing three months from the closing date.

At any time during the life of the loan the holder may convert this debenture into shares of the Company’s common stock at a fixed conversion price of $0.75, subject to adjustment in the event that the Company issues new common stock at a price below the conversion price.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 8 — Long-term Debt - continued

Following the effective date of the registration statement filed in connection with the shares, the Company may force conversion of the debenture if the market price of its common stock is at least $2.75 for any 20 out of 30 consecutive trading days. The Company may also prepay the debenture in cash at 115% of the then outstanding principal balance provided there is a registration statement in effect with respect to the shares issuable upon conversion of the debenture.

This debenture ranks senior to all of the Company’s current and future indebtedness and is secured by substantially all of the Company’s assets.

In connection with the financing transaction, the Company also issued five-year warrants to purchase 4,000,000 shares of common stock at $2.00 per share. The exercise price of these warrants is subject to full ratchet anti-dilution rights in the event that the Company issues securities at less than $1.38 per share. The issuance of the warrants resulted in the Company recording a debt discount of $1,493,454 at the date of issuance which will be amortized to interest expense over the life of the debenture.

Since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $1,506,546 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the life of the debenture, in accordance with EITF No. 00-27.

The interest expense for the amortization of aggregate debt discount through December 31, 2007 was approximately $75,109. The Company’s annualized effective rate on this instrument approximates 34.7%, inclusive of the 5% stated rate in the note.

Maturities of the Company’s long term debt for the next five years are as follows:

2008	$-
2009	1,166,670
2010	2,021,575
2011	1,129,463
2012	1,129,463
Thereafter	847,097
Total	$6,294,267

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 9 — Commitments and Contingencies

Operating Leases

The Company’s rent expense amounted to approximately $1,489,000 and $321,000 for the years ended December 31, 2007 and 2006, respectively. The Company has various long-term noncancelable lease commitments certain of which are guaranteed by officers and shareholders of the Company, for its offices, warehouse and stores which expire through 2018. The minimum rental commitments under noncancelable long-term operating leases during the next five years are as follows:

2008	$1,587,474
2009	2,689,671
2010	2,773,088
2011	2,806,996
2012	2,816,663
Thereafter	15,004,725
Total	$27,678,617

Capital Commitments

FlowRider ®

Effective April 2007, the Company entered into an exclusive five year agreement to acquire thirty-six FlowRider®, water-themed entertainment units for placement in its future mall-based retail shops in an aggregate amount approximating $21,420,000. The agreement is subject to a performance schedule governing order timing and equipment deposits. Non-refundable deposits placed as of December 31, 2007 were $1,336,500.

Retail Locations

At December 31, 2007, the Company had signed lease and construction agreements to develop five new retail locations. Capital commitments under these agreements were approximately $6.8 million.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 9 — Commitments and Contingencies - continued

Litigation

The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

Convertible Debenture

In December 2007, the Company issued a $3,000,000 convertible debenture and 4,000,000 detachable warrants. Under the terms of a Registration Rights Agreement, the resale registration statement was to be filed with the SEC not later than 90 days from the closing date of the transaction, and be declared effective by the SEC not later than 180 days from the closing date. Failure to meet this deadline could result in the Company incurring certain payment obligations (the “Registration Damages”) amounting to 2% of the aggregate purchase price of the convertible debenture and warrants per month, pro rated for partial periods. As of April 15, 2008 the Company’s registration filing with the SEC had not been declared effective.

Note 10 — Related Party Transactions

Advertising Revenue

During 2007 and 2006, the Company sold advertising to Parlux, Inc, a company whose Chairman and CEO was also a 67.7% shareholder of Adrenalina. These advertising revenues amounting to approximately $282,000 and $1,547,000, respectively, represent a significant portion of the Company’s total revenues for the two years ended December 31, 2007 and 2006, respectively.

Related Party Notes Receivable

During 2006, the Company advanced $239,300 to an unconsolidated affiliate; this note was repaid during 2007.

During 2006, the Company entered into a joint venture with a related party to develop property. The Company advanced $1,250,000 to the venture, in the form of a non-interest bearing, convertible, demand note. During the fourth quarter of 2006, the Company opted not to convert the note to shares in the joint venture; this note was repaid during 2007.

Shareholder Advances

During 2006 and 2007 certain shareholders of the Company provided working capital through short term advances. These advances generally do not bear interest and are payable on demand.

On November 1, 2007, the Company issued a 5%, $3,294,267 note to a shareholder. (see note 8)

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 11 — Concentration of Risk

Major Customer

A substantial portion of the Company’s entertainment revenues was earned from one customer. Revenue from this customer totaled approximately $282,000 or 42% and $1,547,000 or 87%, of entertainment revenues and 9% and 65% of total revenues for the years ended December 31, 2007 and 2006, respectively. At December 31, 2007 amounts receivable from this customer totaled $0. In March 2007, the Company ended the contract it held with this major customer.

Vendor Concentration

During 2007, retail inventories supplied by one vendor constituted approximately 25% of total purchases and 35% of total inventory. During 2006 none of the Company’s top five vendors constituted more than 10% of the Company’s purchases or inventory.

FlowRider ®

Sales for the use of the FlowRider ® amounted to approximately $419,000 and $58,000 for the years ended December 31, 2007 and 2006, respectively. These sales represented 17.4% and 13.7% of retail revenues and 12.9% and 2.4% of total revenues for the years ended December 31, 2007 and 2006, respectively.

Note 12 — Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments at December 31, 2007:

	2007
(Amounts in thousands)	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$445	$445
Investments	28	28
Accounts receivable, net	35	35
Liabilities:
Accounts payable and accrued liabilities	1,107	1,107
Related party note payable convertible debenture and shareholder advances	3,769	3,769

The fair value of cash and cash equivalents approximates the carrying amount due to the short maturity of those instruments.

The fair value of the Company’s debt approximates carrying value based on the black-scholes modeling used to determine its value.

The fair value of the Company’s accounts receivable and accounts payable approximate their carrying value due to the relatively short maturities.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 13 — Income Taxes

Year ended December 31, 2007
Loss from operations	$5,798,664
Loss attributable to members prior to reverse merger	(4,479,796)
Post merger corporate loss from operations	1,318,868

The difference between the tax benefit rate and the statutory benefit rate is as follows:

December 31, 2007
Statutory benefit rate	34.0%
Change in valuation allowance on net operating
loss carry-forwards	(34.0)%
Effective tax benefit rate	-

The tax effects of temporary differences that give rise to significant portions of the deferred tax benefit as of December 31, 2007 are presented below:

December 31, 2007
Deferred tax asset:
U.S. federal deferred	$274,600
State	47,300
321,900
Deferred tax liability
U.S. federal deferred	(127,800)
State	(23,600)
(151,400)
Subtotal	170,500
Less: valuation allowance	(170,500)

Benefit for income taxes	$-

The Company has fully reserved its U.S. net deferred tax assets in 2007 and 2006 due to the uncertainty of future taxable income. The Company has U.S. net operating loss carry-forwards of approximately $807,900 which will expire in 2027 and the Company’s State net operating loss carry-forwards of approximately $860,200 will expire in 2027.

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 13 — Income Taxes - continued

The timing and manner in which we may utilize the net operating loss carry-forwards in future tax years will be limited by the amounts and timing of future taxable income and the application of ownership change rules under Section 382 of the Internal Revenue Code. At December 31, 2007 the Company’s deferred tax assets did not include any tax carry-forwards prior to the change of ownership.

As of January 1, 2007, the Company adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 Accounting for Income Taxes.” The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense. There was an insignificant amount of interest expense accrued or recognized related to income taxes for the twelve months ended December 31, 2007. There was an insignificant amount of selling, general and administrative expense related to penalties accrued or recognized for the same period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements or the effective tax rate for the twelve-months ended December 31, 2007, or during the prior three years applicable under FIN 48. The Company has determined it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within twelve months of the adoption of FIN 48. The Company is currently subject to a three year statute of limitations by major tax jurisdictions.

Note 14 — Warrants

On December 3, 2007 and in connection with the convertible debentures, the Company issued five-year warrants to purchase 4,000,000 shares of common stock at $2.00 per share. The exercise price of these warrants is subject to full ratchet anti-dilution rights in the event that the Company issues securities at less than $1.38 per share. The warrants vested immediately and expire in five years.

The aggregate fair value of these warrants was $1,493,454 based on the Black-Scholes option pricing model using the following assumptions: a risk free rate of 3.89%, an expected life of 5 years, a volatility factor of 69% and an expected dividend yield of 0%. This value was recorded as a discount to the convertible debenture with an offset to additional paid-in capital and is being amortized as interest expense over the life of the instrument (see Note 8).

Note 15 — Earnings per Share and Potential Dilution

The earnings per share (basic and diluted) in the consolidated statement of operations are equal in amounts because the assumed exercise of common stock equivalents would be anti-dilutive, and because a net loss was reported for each period. Common shares that have been excluded from the computation of diluted loss per common share consist of the following:

	2007	2006
Warrants issued in relation to debt arrangement (see Note 14)	612,770	-
Shares issuable under convertible debentures (see Note 8)	-	-
Total antidillutive securities excluded from EPS	612,770	-

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 16 — Restatement of Consolidated Financial Statements

2007 Financial Statements

During 2008, the Company discovered an error in their previously issued financial statements related to the accounting for the Beneficial Conversion Feature on their convertible debt. This error occurred because the Company incorrectly applied a marketability discount to the market value of its common stock based on a limited history and insufficient trading volume. The correction of this error resulted in a reduction in the carrying amount of the debt due to an increase in the debt discount, an increase in the equity and the understatement of its interest expense by approximately $31,700.

Effects of Restatement

The effects of the restatement on loss attributable to common shareholders for the year ended December 31, 2007 are summarized as follows:

Net loss attributable to common shareholder, as previously reported	$(5,766,953)
Error related to debt discount and amortization expense	(31,711)
As restated	$(5,798,664)
Accumulated deficit, as previously reported	$(9,407,888)
Error related to debt discount and amortization expense	(31,711)
As restated	$(9,439,599)

Revenue and Expense Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of operation for the year ended December 31, 2007 (amounts in thousands, except for loss per share):

	As previously		As
	Reported	Adjustments	Reported
Total Revenues	$3,254	$-	$3,254
Total cost of revenue	2,268	-	2,268
Gross Profit	986	-	986
Total Operating Expense	6,657	-	6,657
Other expense	96	32	128
Net loss	$(5,767)	$(32)	$(5,799)
Net loss per share	$(.32)	$(.00)	$(.32)
Common shares used in calculation	18,263	-	18,263

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 16 — Restatement of Consolidated Financial Statements - continued

Cash Flow Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of cash flows for the year ended December 31, 2007.

	As previously		As
	Reported	Adjustments	Reported
Net loss	$(5,767)	$(32)	$(5,799)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,351	32	1,383
Gain on sale of investment loss	(20)	-	(20)
Changes in assets and liabilities	382	-	382
Total adjustments	1,713	32	1,745
Net Cash used in Operating Activities	(4,054)	-	(4,054)

Net Cash Used in Investing Activities:	(3,424)	-	(3,424)

Net Cash Provided by Financing Activities:	7,625	-	7,625
Decrease in Cash and Cash Equivalents
Cash and Cash Equivalents -	147		147
Beginning of the Year	298		298
Cash and Cash Equivalents - End of the Year	$445	$-	$445

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 16 — Restatement of Consolidated Financial Statements - continued
2006 Financial Statements

During the preparation of the 2007 financial statements, the Company discovered it had made an error in the prior period related to the accounting for film costs.  The Company determined that it had inadvertently included excess income in its calculation of ultimate revenue as defined in SOP 00-2 that extended the life of the existing libraries beyond their realizable lives.  This error resulted in the overstatement of the 2006 film costs and the understatement of the Company’s net loss by approximately $621,000.

For financial reporting purposes, this error has been accounted for as a prior period adjustment in accordance with Statement of Financial Accounting Standard (SFAS) No. 154, “Accounting for Changes and Error Corrections”.  The Company has restated the 2006 consolidated statements of operations, cash flows and equity.

Effects of Restatement

The effects of the restatement on loss attributable to common shareholders for the year ended December 31, 2006 and the accumulated deficit as of January 1, 2007 are summarized as follows:

Net loss attributable to common shareholder, as previously reported	$(2,444,609)
Error related to the amortization of Film Costs	(621,090)
As restated	$(3,065,699)
Accumulated deficit, as previously reported	$(3,019,845)
Error related to the amortization of Film Costs	(621,090)
As restated	$(3,640,935)

Revenue and Expense Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of operation for the year ended December 31, 2006 (amounts in thousands, except for loss per share):

	As previously		As
	Reported	Adjustments	Reported
Total Revenues	$2,374	$-	$2,374
Total cost of revenue	1,168	-	1,168
Gross Profit	1,206	-	1,206
Selling, general and administrative	2,810	-	2,810
Depreciation and amortization	663	621	1,381
Other expense	81	-	81
Net loss	$(2,445)	$(621)	$(3,066)
Net loss per share	$(.14)	$(.03)	$(.17)
Common shares used in calculation	18,000	-	18,000

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 16 — Restatement of Consolidated Financial Statements - continued

Cash Flow Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of cash flows for the year ended December 31, 2006:

	As previously		As
	Reported	Adjustments	Reported
Net loss	$(2,445)	$(621)	$(3,066)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	663	621	1,381
Impairment loss	98	-	98
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(50)	-	(50)
Merchandise inventories	(742)	-	(742)
Prepaid expenses and other assets	(52)	-	(52)
Accounts payable and accrued liabilities	354	-	353
Total adjustments	368	621	988
Net Cash used in Operating Activities	(2,166)	-	(2,076)

ADRENALINA
Notes to Consolidated Financial Statements continued
Years Ended December 31, 2007 and 2006

Note 16 — Restatement of Consolidated Financial Statements - continued

Cash Flow Adjustments - continued

	As previously		As
	Reported	Adjustments	Reported
Cash Flows from Investing Activities:
Incurred film cost	(853)	-	(853)
Purchase of property and equipment	(1772)	-	(1,492)
Net Cash Used in Investing Activities:	(2625)	-	(2,625)
Cash Flows from Financing Activities:
Proceeds from related party advance	251	-	251
Repayment of short-term related party note	(35)	-	(35)
Issuance of affiliate note receivable	(1,493)	-	(1,493)
Proceeds from member note	5,487	-	5,487
Net Cash Provided by Financing Activities:	4,210	-	4,210
Decrease in Cash and Cash Equivalents	(491)	-	(491)
Cash and Cash Equivalents - Beginning of the Year	789	-	789
Cash and Cash Equivalents - End of the Year	$298	$-	$298

Note 17 — Subsequent Events

Convertible Debenture

On February 28, 2008, the Company issued a $2,500,000 Original Issue Discount 5% Senior Secured Convertible Debenture.

In connection with the financing transaction, the Company issued five-year warrants to purchase 3,333,333 shares of the Company’s common stock at $2.00 per share

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the Debenture and exercise of the Warrants on the later of (a) the 45th calendar day following the closing date of the offering and (b) the 30th calendar day following the date that the Company’s registration statement in connection with an offering made in November 2007 is declared effective by the Securities and Exchange Commission. If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (180 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that the Company fails to attain a timely filing or effectiveness, as the case may be. From the three month anniversary of the closing date the liquidated damages will be lowered to 1.5% per month.

Stock Options

On February 21, 2008, the Board of Directors granted five-year options to purchase 20,000 shares of common stock at $1.50 per share to certain members of the Board.

ADRENALINA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTER ENDED  JUNE 30,  2008

ADRENALINA
Condensed Consolidated Balance Sheets
June 30, 2008 and December 31, 2007

	June 30, 2008 (Unaudited)	December 31, 2007
Current Assets:
Cash and cash equivalents	$329,248	$444,843
Investments in securities available for sale	12,957	27,773
Accounts receivable, net	120,128	35,197
Merchandise inventories	1,781,096	1,678,937
Film costs, net	63,900	96,800
Prepaid expenses and other current assets	74,635	211,621
Total Current Assets	2,381,964	2,495,171
Deferred loan costs, net	635,654	643,027
Property and equipment, net	7,513,873	4,963,920
Intangible assets, net	244,444	248,444
Total Other Assets	8,393,971	5,855,391
Total Assets	$10,775,935	$8,350,562

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable and accrued liabilities	$2,559,403	$1,106,924
Shareholder advances	725,000	399,930
Current portion of convertible debentures, net of discount of $ 960,648 and $0, respectively	761,574	─
Total Current Liabilities	4,045,977	1,506,854
Long-Term Liabilities:
Deferred rent	2,010,022	582,114
Related party note	3,294,267	3,294,267
Convertible debentures, net of discount of $3, 777,778 and $2,924,891, respectively	-	75,109
Total Long-Term Liabilities	5, 304,289	3,951,490

Total Liabilities	9,350,266	5,458,344

Commitments and contingencies

Shareholders’ Equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, 19,853,000 and 19,453,000 issued and outstanding , respectively	19,853	19,453
Additional paid-in-capital	15,113,703	12,312,364
Accumulated deficit	(13,707,887)	(9,439,599)
Total Shareholders’ Equity	1,425,669	2,892,218
Total Liabilities and Shareholders’ Equity	$10,775,935	$8,350,562

See accompanying notes to the condensed consolidated financial statements.

ADRENALINA
Condensed Consolidated Statements of Operations
For the Three Months Ended June 30, 2008 and 2007
(Unaudited)

	2008		2007
Revenues:
Merchandise sales		$1,124,609		$519,780
Entertainment - other		18,197		112,300
Publishing		52,033		45,411
Total Revenues		1,194,839		677,491

Cost of Revenues:
Merchandise		542,299		238,361
Entertainment licensing fees		8,706		166,764
Production		87,710		129,529
Total Cost of Revenues		638,715		534,654

Gross Profit		556,124		142,837

Operating Expenses:
Payroll and employee benefits		684,069		390,394
Occupancy expense		769,709		173,784
Marketing and advertising expense		53,897		125,925
Professional fees		320,617		43,394
Other selling, general and administrative		91,691		158,278
Depreciation and Amortization		1 21,065		244,523
Total Operating Expenses		2,041,048		1,136,298

Other (Income) and Expenses:
Interest income		(274)		─
Gain on sale of available for sale securities		(21,715)		─
Interest expense		514,519		8,653
Total Other (Income) and Expenses		429,530		8,653

Net Loss		$(1,977,454)		$(1,002,114)

Net loss per share	$	(0.10)	$	(0.05)

Weighted average common shares used in calculation of per share data		19,747,505		19,100,000

See accompanying notes to the condensed consolidated financial statements.

  ADRENALINA
Condensed Consolidated Statements of Operations
For the Six Months Ended June 30, 2008 and 2007
(Unaudited)

	2008	2007

Revenues:
Merchandise sales	$2,189,820	$971,721
Entertainment - related party	─	282,219
Entertainment - other	34,829	194,200
Publishing	86,908	91,612
Total Revenues	2,311,557	1,539,752

Cost of Revenues:
Merchandise	1,188,726	491,462
Entertainment licensing fees	19,613	531,240
Production	141,405	227,847
Total Cost of Revenues	1,349,744	1,250,549

Gross Profit	961,813	289,203

Operating Expenses:
Payroll and employee benefits	1,130,625	843,182
Occupancy expense	1,739,407	458,291
Marketing and advertising expense	88,586	239,097
Professional fees	525,730	99,478
Other selling, general and administrative	296,002	378,467
Depreciation and Amortization	2 42,131	487,196
Total Operating Expenses	4,022,481	2,505,711

Other (Income) and Expenses:
Interest income	(296)	(1,029)
Loss on sale of available for sale securities	67,740	─
Interest expense	1,140,176	8,653
Total Other (Income) and Expenses	1,207,620	7,624

Net Loss	$(4,268,288)	$(2,224,132)

Net loss per share	$(0.22)	$(0.12)

Weighted average common shares used in calculation of per share data	19,600,253	19,100,000

See accompanying notes to the condensed consolidated financial statements.

ADRENALINA
Condensed Consolidated Statements of Equity
For the Six Months Ended June 30, 2008
(Unaudited)

	Common Shares	Common Stock	Additional Paid In Capital	(Accumulated Deficit)	Total Equity

Balance at December 31, 2007	19,453,000	$19,453	$12,312,364	$(9,439,599)	$2,892,218

Issuance of convertible debt with beneficial conversion feature and detachable warrants	─	─	2,500,000	─	2,500,000

Issuance of common stock	400,000	400	299,600	─	300,000

Share-based compensation	─	─	1,739	─	1,739

Net loss	─	─	─	(4,268,288)	(4,268,288)

Balance at June 30 , 2008 (Unaudited)	19,853,000	$19,853	$15,113,703	$(13,707,887)	$1,425,669

See accompanying notes to the condensed consolidated financial statements.

ADRENALINA
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Cash from Operating Activities:
Net loss	$(4,268,288)	$	(2,224,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	242,100		487,197
Amortization of discount on convertible debenture	686,465		─
Deferred loan amortization	152,373		─
Deferred compensation expense	1,739		─
Deferred Rent Expense	1,427,908		─
Loss on sale of investments	67,740		─
Changes in assets and liabilities:
Accounts receivable	(84,931)		128,376
Merchandise inventories	(102,159)		(214,439)
Prepaid expenses and other assets	136,986		55,389
Accounts payable and accrued liabilities	1,452,510		332,288
Total Adjustments	3,980,731		788,811
Net Cash Used in Operating Activities	(287,557)		(1,435,321)

Cash Flows from Investing Activities:
Incurred film costs	─		(625,190)

Purchases of investments in available for sale securities	(3,501,189)		─
Proceeds from sales of investments in available for sale securities	3,448,264		─
Purchase of property and equipment, net	(2,755,183)		(1.148.613)
Net Cash Used in Investing Activities	(2,808,108)		(1,773,803)

Cash Flows from Financing Activities:
Repayments of notes receivable - related parties	─		(1,366,790)
Proceeds from related party notes	325,070		4,432,981
Repayment of affiliate note receivable	─		(25,304)
Proceeds from sale of common stock	300,000		─
Deferred loan costs	(145,000)		─
Proceeds from convertible note payable	2,500,000		─
Net Cash Provided by Financing Activities	2,980,070		3,040,887

Net Increase in Cash and Cash Equivalents	(115,595)		(168,237)

Cash and Cash Equivalents - Beginning of Period	444,843		297,801

Cash and Cash Equivalents - End of Period	$329,248		$129,564

Supplemental Disclosures of Cash Flow Information:	$60,540	$	─

Supplemental Disclosure of Non-Cash Information:
Issuance of warrants with convertible debt	$1,462,843	$	─

Effect of beneficial conversion feature	$1,037,157	$	─

See accompanying notes to the condensed consolidated financial statements.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Description of Business and Basis of Consolidation

The accompanying condensed consolidated financial statements for the three and six months ended June 30, 2008 and June 30, 2007, are unaudited except for the balance sheet information at December 31, 2007, which is derived from the audited consolidated financial statements filed on April 15, 2008 in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

Adrenalina (the “Company” or “Adrenalina”), f/k/a LQD Adrenalina, LLC, was formed as a privately-held Limited Liability Company headquartered in Miami, Florida on September 13, 2004.

Basic Services, Inc. (“BSI”), a Nevada corporation, was organized March 28, 2007 (Date of Inception) and incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), also a Nevada corporation. On March 30, 2007, BSI's parent corporation, Eaton entered into an Acquisition Agreement and Plan of Merger ("Agreement") with Hydrogen Hybrid Technologies, Inc. ("HHT"), a privately-held Canadian corporation. Pursuant to the terms of the Agreement, HHT acquired Eaton, and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc. On April 30, 2007, the record shareholders of Eaton received one unregistered, par value $0.001, share of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. The Basic Services, Inc. stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement with Eaton. Eaton retained no ownership in BSI following the spin off. Further, BSI was no longer a subsidiary of Eaton.

On October 26, 2007, BSI and a newly formed subsidiary of BSI ("Merger Sub") and Adrenalina entered into an Acquisition Agreement and Plan of Merger ("Acquisition") pursuant to which BSI, through its wholly-owned subsidiary, Merger Sub, acquired 100% of the membership interests in Adrenalina in exchange for 18,000,000 shares of the BSI common stock which were issued to the owners of the membership interests in Adrenalina. Immediately after the Acquisition was consummated and further to the Acquisition Agreement, the four largest shareholders of BSI cancelled 9,773,750 shares of the BSI Common Stock held by them. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Acquisition, BSI was a reporting corporation with limited activity.

For accounting purposes, this transaction was accounted for as a reverse acquisition, since the stockholders of Adrenalina own a majority of the issued and outstanding shares of common stock of BSI and the directors and executive officers of Adrenalina became the directors and executive officers of the BSI. As a consequence the historical financial information presented herein represents that of Adrenalina.

On December 13, 2007, BSI changed its name to Adrenalina.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Company is a media, retail and entertainment company headquartered in South Florida. The Company operates in Latin America and throughout the United States. Adrenalina’s operations are concentrated in three lines of business:

Merchandise Sales: extreme sports and adventure themed stores located in regional shopping malls, principally in Florida.

Entertainment: theatrical and TV film and music production and distribution.

Publishing: extreme sports and music oriented periodical publishing and distribution.

As of June 30, 2008 and December 31, 2007, the consolidated financial statements include the company and all wholly-owned subsidiaries. All intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

Restated Financial Statements

During the third quarter of 2008, the Company discovered errors in their previously issued financial statements as of December 31, 2007, March 31, 2008 and June 30, 2008 related to the accounting for the Beneficial Conversion Features on their November and February convertible debt issues.  These errors occurred because the Company incorrectly applied a marketability discount to the market value of their common stock based on a limited history and insufficient trading volume, which was then used to calculate the fair value of the embedded instruments.  The correction of these errors resulted in the reduction in the carrying amount of the debt due to an increase in the debt discount and an increase in the equity by approximately $1,698,000 and $1,455,000 from their November and February convertible debt issues, as well as an understatement of their non-cash interest expense and net loss by approximately $31,700 and $286,800 as of December 31, 2007 and June 30, 2008.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, film costs, goodwill, barter transactions, business combinations, the beneficial conversion feature on the convertible debenture, warrants, deferred rent, loan costs and contingencies.

Recent Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. 157-2, which deferred the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until January 1, 2009. Accordingly, our adoption of this standard on January 1, 2008 was limited to financial assets and liabilities. The adoption of SFAS 157 did not have a material effect on our financial condition or results of operations. The Company is still in the process of evaluating this standard with respect to its effect on non-financial assets and liabilities and therefore has not yet determined the impact that it will have on our financial statements upon full adoption in 2009. Non-financial assets and liabilities for which we have not applied the provisions of SFAS 157 include those measured at fair value in impairment testing.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The adoption of SFAS 159 did not have an effect on our financial condition or results of operations as we did not elect this fair value option, nor is it expected to have a material impact on future periods as the election of this option for our financial instruments is expected to be limited.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Recent Accounting Standards  - continued

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) will significantly change the financial accounting and reporting of business combination transactions. SFAS No. 141(R) establishes the criteria for how an acquiring entity in a business combination recognizes the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder's fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. The Company has previously acquired ownership interest in several entities and may continue to do so in the future. The Company expects that the implementation of SFAS No. 141(R) will not have a material effect on its consolidated financial statements at the date of adoption.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements - an amendment of ARB No. 51. SFAS No. 160 requires the Company to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the implementation of SFAS No. 160 to have a material impact on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company does not expect the implementation of SFAS No. 161 to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under FAS No. 142, “Goodwill and Other Intangible Assets.” The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under FAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under FAS No. 141, “Business Combinations.” The FSP is effective for fiscal years beginning after December 15, 2008, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The FSP is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

In May 2008 the FASB issued FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” APB 14-1 requires the issuer to separately account for the liability and equity components of convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The guidance will result in companies recognizing higher interest expense in the statement of operations due to amortization of the discount that results from separating the liability and equity components. APB 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting APB 14-1 on it consolidated financial statements.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Recent  Accounting  Standards - continued

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Emerging Issues Task Force ( EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

Summary of Significant Accounting Policies

Accounts Receivable

Accounts receivable, including credit card receivables, represent amounts currently due to the Company under contractual obligations or for services performed. When necessary, the Company evaluates and maintains an allowance for these accounts to reduce such balances to the amount deemed collectible. At June 30, 2008 and December 31, 2007, the Company recorded an allowance for doubtful accounts of approximately $ 35,000 and $2,100, respectively.

Investments in Securities Available for Sale

The Company’s investments in marketable securities are classified as available for sale, reported at fair market value, and unrealized gains and losses (if any) would be reported as a component of other comprehensive income. Recognized gains and losses from sales of marketable securities or other than temporary declines in value, if any, are reported in other income and expense as incurred. As of June 30, 2008 and December 31, 2007, the cost of such investments, approximated fair value.

Revenue Recognition

Retail

Revenue for sales of merchandise is recognized when merchandise is sold and delivered to the customer. The Company maintains a reserve for product returns and discounts. Retail revenue also includes income from its point-of-sale entertainment attraction, the Flow Rider ®. Revenue from the FlowRider ® is recorded at the time services are provided to the customer. Retail revenue is reported net of sales tax which amounted to approximately $ 60,500, $112,100, $32,700 and $ 63,800 for the three and six month periods ended June 30, 2008 and 2007, respectively.

Barter

In the normal course of operations, the Company enters into barter transactions whereby it exchanges programming product for advertising time that it can use or resell. The advertising time is provided by broadcasting companies in the United States and Central and South America. These transactions are valued at the fair value of the related programming products based on comparable arrangements in the broadcast areas. These transactions are accounted for at the time the programming is broadcast and the advertising is used.

During the three and six month periods ended June 30, 2007, the total value of the recorded barter transactions was $ 82,900 and $166,000, respectively. (The Company did not have any such transactions for the three and six month periods ended June 30, 2008).

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Gift Cards

Cash received from the sale of gift cards is recorded as a liability, and revenue is recognized upon the redemption of the gift card or when it is determined that the likelihood of redemption is remote. At June 30, 2008 and December 31, 2007 the Company had recorded gift card liabilities of approximately $ 22,000 and $43,000, respectively.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense incurred during the three and six month periods ended June 30, 2008 and 2007 was $ 53,900, $88,600, $125,900 and $ 239,100, respectively. Additionally, the Company included in advertising expense bartered transactions with broadcasters, in which the Company provides its film for broadcast and receives in return air time which is used to promote their products.

Income Taxes

Subsequent to October 26, 2007 the Company recognized deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Earnings per share

The Company computed basic and diluted loss per common share by dividing the losses applicable to common stock by the weighted average number of basic and diluted common shares outstanding. The Company’s basic and diluted EPS calculation for the three and six month periods ended June 30, 2008 and 2007, respectively are the same since the number of shares that would be included in the dilutive calculation from assumed exercise of common stock equivalents would have been antidilutive due to the net loss in each of the periods reported. For the three and six month periods ended June 30, 2008 the Company excluded 1,233,404 and 1,231,821 common shares from it’s earnings per share calculation. The Company did not have dilutive shares during the three and six month periods ended June 30, 2007.

Reclassifications

Certain amounts from prior consolidated financial statements and related notes have been reclassified to conform to current year presentation.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Note 2 — Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company continued to incur significant operating losses through the six months ended June 30, 2008 which raise substantial doubt about the Company’s ability to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses of approximately $4,268,000   and $2,224,000 for the six months ended June 30, 2008 and 2007, respectively. Additionally, the Company has used cash flows in operations of approximately $288,000 and $1,435,000 for the six months ended June 30, 2008 and 2007, respectively. The operations of the Company have been funded through related party borrowings, contributed capital and convertible debentures. Management’s plans to generate cash flow include expanding the Company’s operations through additional store openings and raising additional capital through debt or equity offerings in an effort to fund the Company’s anticipated expansion. There is no assurance additional capital or debt financing will be available to the Company on acceptable terms. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 —  Property and Equipment

Major categories of property and equipment at June 30, 2008 and December 31, 2007 were as follows:

	June 30, 2008	December 31, 2007

Leasehold improvements	$2,227,698	$2,162,295
Furniture, fixtures and equipment	1,764,463	1,747,462
Software	92,128	90,978
Vehicles	15,000	15,000
Construction in process	1,534,895	35,929
Deposits on FlowRider ® equipment purchase contracts	2,509,163	1,336,500

	8,143,347	5,388,164
Less: accumulated depreciation and amortization	(629,474)	(424,244)
Total property and equipment	$7,513,873	$4,963,920

Depreciation expense totaled approximately $ 102,600, $205,200, $76,200 and $ 150,600 for the three and six month periods ended June 30, 2008 and 2007, respectively.

Note 4 —  Long-term Debt

Related party note

On November 1, 2007 the Company issued a $3,294,267, 5% note payable to a shareholder, with monthly payments of $94,122 commencing on November 1, 2010 and continuing monthly through October 2013, when the balance of unpaid principal and interest is due.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Note 4 — Long-term Debt - continued

Convertible debentures

During December, 2007, the Company issued a $3,000,000 5% Senior Secured Convertible Debenture, with quarterly interest payments commencing in January 2008. Principal amounts under this debenture are payable in 18 equal monthly installments commencing the 12th month following the issuance date. The Company may also elect to make principal payments in shares of common stock if there exists an effective registration statement with respect to the shares issuable upon conversion of the Debenture. If the Company elects to make principal payments in common stock, the conversion rate will be the lesser of the then effective conversion price (see below) or 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due.

During February 2008, the Company issued a $2,500,000 5% Senior Secured Convertible Debenture, with quarterly interest payments commencing in May 2008. Principal amounts under this debenture are payable in 18 equal monthly installments commencing the 12th month following the issuance date. The Company may also elect to make principal payments in shares of common stock if there exists an effective registration statement with respect to the shares issuable upon conversion of the Debenture. If the Company elects to make principal payments in common stock, the conversion rate will be the lesser of the then effective conversion price (see below) or 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due.

At any time during the life of the loans the holder may convert the debenture into shares of the Company’s common stock at a fixed conversion price of $0.75, subject to adjustment in the event that the Company issues new common stock at a price below the conversion price. Following the effective date of the registration statement filed in connection with the shares, the Company may force conversion of the debentures if the market price of their common stock is at least $2.75 for any 20 out of 30 consecutive trading days. The Company may also prepay these debentures in cash at 115% of the then outstanding principal balance provided there is a registration statement in effect with respect to the shares issuable upon conversion of the debentures.

These debentures rank senior to all of the Company’s current and future indebtedness and are secured by substantially all of the Company’s assets.

Beneficial Conversion Feature

In connection with the December 2007 and February 2008 convertible debentures, the Company determined that a beneficial conversion feature existed on the date the notes were issued. The beneficial conversion feature related to these notes was valued as the difference between the effective conversion price (computed by dividing the relative fair value allocated to the convertible debt by the number of shares the debt is convertible into) and the fair value of the common stock multiplied by the number of shares into which the debt may be converted.

In accordance with EITF 00-27 “ Application of Issue No. 98-5 to  Certain Convertible Instruments ,” the intrinsic value of the beneficial conversion features were recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the instruments. The Company recorded beneficial conversion features related to the February 2008 financing of $1,037,157. The Company had a recorded beneficial conversion feature related to the December 2007 financing of $1,506,546. Amortization of the beneficial conversion features, included in interest expense was $254,370 and $439,595 for the three and six months ended June 30, 2008, respectively.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007
(Continued)

Note 4 — Long-term Debt (Continued)

Detachable Common Stock Warrants

In connection with the convertible debentures issued during December 2007 and February 2008, respectively, the Company issued five-year warrants to purchase 4,000,000 and 3,333,333 shares of common stock, respectively, at $2.00 per share. The exercise price of these warrants is subject to full ratchet anti-dilution rights in the event that the Company issues securities at less than $1.38 per share. The warrants vested immediately and expire in five years.

The aggregate fair value of these warrants was estimated at $1,493,454 and $1,462,843, respectively, based on the Black-Scholes option pricing model using the following assumptions: a risk free rate of 3.89% and 2.10%, respectively, an expected life of 5 years, a volatility factor of 69% and an expected dividend yield of 0%.

This value of these warrants was recorded as a discount to the convertible debentures with an offset to additional paid-in capital and is being amortized as interest expense over the life of debt. Amortization of the warrants, included in interest expense was $147,816 and $246,870 for the three and six months ended June 30, 2008, respectively.

Interest Expense, net

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Interest expense related to debt	$71,315	$8,653	$161,338	$8,653
Amortization of deferred loan costs	81,019	—	152,373	—
Amortization of debt discount	402,185	—	686,465	—
Liquidating Damages on debt	(40,000)	—	140,000	—
Total interest expense	$514,519	$8,653	$1, 140,176	$8,653

Maturities of the Company’s long term debt for the next five years are as follows:

2009	$1,722,222
2010	3,500,000
2011	936,631
2012	1,129,463
2013	1,129,463
Thereafter	376,488
Total	$8,794,267

As part of the December 2007 financing, the Company also entered into a registration rights agreement that requires it to register all of the shares issuable upon conversion of the debentures (calculated by dividing the principal debenture amount by the conversion price) and exercise of the warrants. Since the Company failed to cause the registration statement to be declared effective within 180 days after the closing dates, it became subject to liquidating damages. On August 12, 2008 the Company entered into an agreement with the holders pursuant to which the holders waived any (i) cash payments due as liquidated damages and (ii) default by the Company as a result of the non-effectiveness of the registration statement in consideration for the issuance to them of 148,254 shares of restricted common stock. As such the Company has accrued approximately $ 140,000 of liquidating damages , based on the fair value of recent sales of restricted common stock, which is included in the accrued liabilities as of June 30, 2008.

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007

Note 5 — Commitments and Contingencies

Operating Leases

The Company’s rent expense amounted to approximately $626,300, $1,492,700, $216,000 and $ 432,100 for the three and six month periods ended June 30, 2008 and 2007, respectively. The Company has various long-term noncancelable lease commitments certain of which are guaranteed by officers and shareholders of the Company, for its offices, warehouse and stores which expire through 2019. The minimum rental commitments under noncancelable long-term operating leases during the next five years are as follows:

2009	$2,886,902
2010	3,237,670
2011	3,309,245
2012	3,230,933
2013	3,240,089
Thereafter	16,494,107
Total	$32,398,946

Capital Commitments

FlowRider®

Effective April 2007, the Company entered into an exclusive five year agreement to acquire thirty-six FlowRider®, water-themed entertainment units for placement in its future mall-based retail shops in an aggregate amount approximating $21,000,000. The agreement is subject to a performance schedule governing order timing and equipment deposits. Non-refundable deposits placed as of June 30, 2008 and December 31, 2007 were $ 2,509,200 and $1,336,500, respectively.

Retail Locations

At June 30, 2008, the Company had signed leases and construction agreements to develop five new retail locations. Capital commitments under these agreements were approximately $ 4.5 million.

Litigation

The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

Note  6  - Related Party Transactions

Advertising Revenue

During 2007, the Company sold advertising to Parlux, Inc, a company whose Chairman and CEO was also a 67.7% shareholder of Adrenalina. These advertising revenues amounted to approximately $ 0 and $282,200 for the three and six month periods ended June 30, 2007. (None for the three or six month periods ended June 30, 2008).

Related Party Note Payable

On November 1, 2007, the Company issued a 5%, $3,294,267 note to a shareholder. (see note 4 )

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007

Note  7  - Concentration of Risk

Vendor Concentration

During the three and six month periods ended June 30, 2008 and 2007, retail inventories supplied by one vendor constituted approximately 29.0%, 32.6%, 4.0 % and 1.6%, respectively of total purchases and 25.4 % and 35.0 % of total inventory as of June 30, 2008 and December 31, 2007, respectively.

FlowRider®

Sales related to the FlowRider® entertainment product, amounted to approximately $ 182,400, $364,200, $108,000 and $ 207,000 for the three and six month periods ended June 30, 2008 and 2007, respectively. These sales represented 16.2%, 16.6%, 20.8 % and 21.3 % of retail revenues and 15.3%, 15.8% 15.9 % and 13.5 % of total revenues for the three and six month periods ended June 30, 2008 and 2007, respectively.

Note  8  - Income Taxes

The Company has fully reserved its U.S. net deferred tax assets as of June 30, 2008 due to the uncertainty of future taxable income. The Company has U.S. net operating loss carry-forwards of approximately $ 3,102,000 which will expire through 2028 and state net operating loss carry-forwards of approximately $ 3,407,000 which will expire through 2028.

Note  9  - Warrants

The following is a summary of the status of all of the Company’s stock warrants for the year ended December 31, 2007 and the six months period ended June 30, 2008:

	Number of Shares	Weighted-Average Exercise Price

Outstanding at January 1, 2007	—	$—
Granted	4,000,000	2.00
Exercised	—	—
Cancelled	—	—
Outstanding at December 31, 2007	4,000,000	2.00
Granted	3,333,333	2.00
Exercised	—	—
Cancelled	—	—
Outstanding at June 30, 2008	7,333,333	2.00
Warrants exercisable at December 31, 2007	4,000,000	2.00
Warrants exercisable at June 30, 2008	7,333,333	$2.00

The following tables summarize information about stock warrants outstanding and exercisable at June 30, 2008:

	Stock Warrants Outstanding
Exercise Price	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life in Years	Weighted-Average Exercise Price
$ 2.00	7,333,333	4.5	$2.00
	7,333,333	4.5	$2.00

ADRENALINA
Unaudited Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2008 and 2007

Note  9 - Warrants - continued

	Stock Warrants Exercisable
Exercise Price	Number of Shares Exercisable	Weighted-Average Exercise Price
$ 2.00	7,333,333	$2.00
	7,333,333	$2.00

Note 10  - Share-Based Compensation

On February 28, 2008, the Company granted 20,000 options to certain non-employee directors, to acquire common stock during a five-year period at $1.50 per share. The directors’ options vested over a five-year period at the annual rate of 4,000 shares per year. The fair value of the options at the grant date was determined to be $11,300. The directors’ options are being expensed as share-based compensation over the applicable vesting periods.

The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model with the following weighted average assumptions.

Expected life (years)	5.0
Expected volatility	69.0%
Risk-free interest rate	2.10%
Dividend yield	0.0%

The expected life of options represented the estimated period of time until exercise based on expectations of future behavior. The expected volatility was estimated using the historical volatility of the Company's stock which management believes is the best indicator at this time. The risk-free interest rate was based on the implied yield available on U.S. Treasury zero coupon issues with an equivalent term. The Company has not paid dividends in the past and does not intend to in the foreseeable future.

Included in compensation expense for the three and six months ended June 30, 2008, are $1,315 and $1,739 of share-based compensation relating to the options issued in February 2008. The Company did not have any share -based compensation during the three and six months ended June 30, 2007.

Note 11 - Common Stock

During April 2008 the Company sold 400,000 shares of its common stock, in a Securities Purchase Agreement to an accredited investor, at $0.75 per share.

Note 12 - Subsequent Events

In July 2008, the Company entered into a Securities Purchase Agreement to sell certain accredited investors 166,667 shares of common stock and 83,334 warrants to purchase shares of common stock at $1.50 per share, for the sum of $250,000. Professional fees paid in connection with a finders fee and related legal expenses were $32,000.

[Back Cover of Prospectus]

2,359,000  Shares

Common Stock

PROSPECTUS

______________, 2008

Until _________, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Registrant in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$344
Accounting Fees and Expenses	$50,000	*
Legal Fees and Expenses	$55,000	*
Total	$105,344

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by the Company since inception in 2007 involving the issuance and sale of the Company’s securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). All securities sold by the Company were sold to individuals, trusts or others as accredited investors as defined under Regulation D under the Securities Act, as amended.

On October 26, 2007, the Company issued a total of 18,000,000 shares of common stock to the members of LQD Adrenalina, LLC and its subsidiaries in connection with the acquisition of that entity.

On December 3, 2007, the Company issued to two accredited investors our 5% Senior Secured Convertible Debentures (the “Debentures”) in the principal amount of $3,000,000 as well as five-year warrants to purchase 4,000,000 shares of our common stock at $2.00 per share. Gilford Securities Incorporated acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $207,500 as a commission for placing the securities.

On February 28, 2008, the Company issued to two accredited investors our 5% Senior Secured Convertible Debentures (the “Debentures”) in the principal amount of $2,500,000 as well as five-year warrants to purchase 3,333,333 shares of our common stock at $2.00 per share. Gilford Securities Incorporated acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $125,000 as a commission for placing the securities.

On April 25, 2008, the Company issued to the same two accredited investors 400,000 shares of common stock at $0.75 per share.

On July 22, 2008, the Company issued to the same two accredited investors 166,667 shares of common stock at $1.50 per share. The Company issued to the same investor five year warrants to purchase 83,334 shares of common stock at $2.25 per share.

On August 12, 2008, the Company issued to the same two accredited investors 148,254 shares of common stock in consideration of a consent and waiver granted to the Company by these investors. The shares issued were valued at $1.00 per share.

The issuances of the securities of the Company in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on the Company’s behalf; the securities sold are subject to transfer restrictions; all recipients represented to the Company that they were accredited investors and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from.

ITEM 27. EXHIBITS

Exhibit No.	Description
2.1	Acquisition Agreement and Plan of Merger (1)

3.1	Articles of Incorporation (2)

3.2
Articles of Merger, by and among Basic Services, Inc., a Nevada Corporation, Adrenalina, a Nevada Corporation, a subsidiary of Basic Services, Inc. and LQD Adrenalina, LLC, Florida Limited Liability Company, which became effective on December 13, 2007 (3)

3.3	Bylaws (2)

4.1	Form of 5% Senior Secured Convertible Debentures (4)

4.2	Form of Warrant (4)

5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Securities Purchase Agreement *

10.2	Registration Rights Agreement *

10.3	Security Agreement *

10.4	Subsidiary Guaranty *

10.5	Office Lease*

10.6	Promissory Note issued to Ilia Lekach by the Company*

10.7	Securities Purchase Agreement dated February 28, 2008*

10.8	Registration Rights Agreement dated February 28, 2008*

10.9	Subsidiary Guaranty dated February 28, 2008*

10.10	Employment Agreement with Jonathan Abenhaim (5)

10.11	Employment Agreement with Ilia Lekach (5)

10.12	Employment Agreement with Jeffrey Geller (5)

10.13	Consent and Waiver dated August 12, 2008 (6)

10.14	Letter agreement with Gilford Securities *

10.15	Amendment to Letter Agreement with Gilford Securities *

16.1	Letter regarding change in certifying accountant (1)

21	List of Subsidiaries*

23.1	Consent by Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

23.2	Consent by Goldstein Schechter Koch Price Lucas Horwitz & Co., P.A.**

*	Filed previously

**	Filed herewith

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed October 26, 2007

(2)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 (SEC File No. 333-142739)

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed December 15, 2007

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed December 4, 2007

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed August 5, 2008

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(g) for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami on this October 14, 2008.

ADRENALINA

By:	/s/ Jeffrey Geller
Jeffrey Geller
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Geller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilia Lekach	Director and Chief Executive Officer	October 14, 2008
(Principal Executive Officer)

/s/ Jeffrey Geller	Director	October 14, 2008

/s/ Joseph Bouhadana	Director	October 14, 2008

/s/ Neil Florin	Director	October 14, 2008

/s/ Michael Labinski	Chief Financial Officer	October 14, 2008
(Principal Financial and Accounting Officer)